As filed with the Securities and Exchange Commission on July 29, 2022

Registration No. 333-251990

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM F-1

ON

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUSION FUEL GREEN PLC

(Exact Name of Each Registrant as Specified in its Charter)

Ireland	4932	N/A
(State or other jurisdiction of Incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

The Victorians

15-18 Earlsfort Terrace

Saint Kevin’s

Dublin 2, D02 YX28, Ireland

+353 1 920 1000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Connor Manning, Esq. Arthur Cox LLP Ten Earlsfort Terrace Dublin 2, D02 T380 Ireland Telephone: +353 1 920 1040

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 8, 2021, Fusion Fuel Green plc (“Parent” or “we,” “us,” “our” or similar terms) filed a registration statement on Form F-1 (File No. 333-251990), which also constituted post-effective amendment no. 1 on Form F-1 to the registration statement on Form F-4 (File No. 333-245052) (the “Form F-4”), with the Securities and Exchange Commission (the “SEC”). On January 26, 2021, we filed a pre-effective amendment no 1. thereto (the “registration statement”). The registration statement was declared effective on February 8, 2021.

This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 is being filed by the registrant to convert the registration statement into a registration statement on Form F-3 and contains an updated prospectus relating to the securities that were registered for issuance and resale respectively in the registration statement.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the initial filing of the registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 29, 2022

PROSPECTUS

FUSION FUEL GREEN PLC

10,402,636 CLASS A ORDINARY SHARES (for issuance)

10,759,133 CLASS A ORDINARY SHARES (for resale)

4,372,892 WARRANTS (for resale)

This prospectus relates to the following securities of Fusion Fuel Green plc, a public limited company incorporated in Ireland (“Parent” or “we,” “us,” “our” or similar terms): (a) the issuance by Parent of (i) an aggregate of 6,640,636 Class A ordinary shares of Parent (“Class A Ordinary Shares”) issuable upon the exercise of warrants of Parent (“Warrants”), each Warrant exercisable for one Class A Ordinary Share at an initial exercise price of $11.50 per share, which Warrants were automatically adjusted pursuant to the terms of then-outstanding HL warrants (“Old HL Warrants”) upon the consummation of the business combination among Parent, HL Acquisitions Corp., and Fusion Welcome – Fuel, S.A. pursuant to the terms of the amended and restated business combination agreement dated as of August 25, 2020 (“Business Combination Agreement”) and (ii) 3,762,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued by Parent in private placements which Warrants are registered for resale hereunder, to the extent that such Warrants are transferred prior to their exercise (which we refer to herein as the “Transferred Warrants”), and (b) the resale by the selling securityholders named herein (the “Selling Securityholders”) of an aggregate of up to 4,372,892 Warrants (including up to 1,137,000 Warrants issuable upon the satisfaction of the earnout conditions set forth in the Business Combination Agreement) and an aggregate of up to 10,759,133 Class A Ordinary Shares (including 40,000 Class A Ordinary Shares issuable to our non-employee directors pursuant to director appointment agreements, up to 4,372,892 Class A Ordinary Shares issuable upon the exercise of Warrants (including up to 1,137,000 Warrants issuable upon the satisfaction of the earnout conditions set forth in the Business Combination Agreement), 2,125,000 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, and up to 1,137,000 Class A Ordinary Shares issuable upon the satisfaction of earnout conditions set forth in the Business Combination Agreement).

We are registering the offer and sale by the Selling Securityholders named herein of the Class A Ordinary Shares and Warrants to satisfy certain registration rights we have granted in favor of such Selling Securityholders. The Selling Securityholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See the section of this prospectus titled “Plan of Distribution” for more information. We will not receive any proceeds from the sale or other disposition of our Ordinary Shares or Warrants by the Selling Securityholders. We will, however, receive up to $119,630,314 if all of the 10,402,636 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the Selling Securityholders or by public holders after the resale of the Warrants hereunder. We expect to use the proceeds received from the cash exercise of the Warrants, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds”.

Our Class A Ordinary Shares and Warrants are listed on the Nasdaq Global Market under the symbols “HTOO” and “HTOOW,” respectively.

Investing in our securities involves risks. See the section of this prospectus titled “Risk Factors”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2022.

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus and incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. You should read this prospectus together with the more detailed information regarding our company, our ordinary shares and warrants and our financial statements and the notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Where You Can Find Additional Information.” The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, in this prospectus, we use the terms “Parent,” “we,” “us,” “our” and similar terms to refer to Fusion Fuel Green plc, a public limited company incorporated in Ireland, formerly named Dolya Holdco 3 Limited and Fusion Fuel Green Limited, respectively.

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and in the documents incorporated in this prospectus by reference, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Annual Report”), and is qualified in its entirety by the more detailed information herein and therein. This summary may not contain all of the information that is important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus, including the information in “Risk Factors” and our financial statements and the related notes thereto, before making an investment decision.

 Unless otherwise stated in this prospectus, references to dollar amounts mean United States Dollars.

History and Overview

We were incorporated in Ireland on April 3, 2020 as a private limited company under the name Dolya Holdco 3 Limited. On July 14, 2020, we changed our name to Fusion Fuel Green Limited. On October 2, 2020, we converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green plc.” On December 10, 2020, we completed a business combination (the “Business Combination”) pursuant to the Business Combination Agreement, which we entered into on August 25, 2020, with HL, Fusion Fuel Portugal, Merger Sub, and the Fusion Fuel Shareholders. Pursuant to the Business Combination Agreement, the Transactions were consummated, including (i) the Merger and (ii) the Share Exchange, resulting in Fusion Fuel Portugal and HL becoming wholly-owned subsidiaries of ours and the securityholders of Fusion Fuel Portugal and HL becoming securityholders of our company. Immediately following the closing of the Transactions, we consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of 2,450,000 Class A Ordinary Shares for an aggregate investment of approximately $25.1 million. Following the Transactions, HL was dissolved.

Our mission is to produce hydrogen with zero carbon emissions, thereby contributing to a future of sustainable and affordable clean energy and the reversal of climate change. We produce green hydrogen with components built in-house and in partnership with MagP, an entity that is majority-owned by Fusion Fuel Portugal.

Our business plan includes the sale of technology to parties interested in generating green hydrogen at an attractive cost (including to natural gas networks, hydrogen refueling stations, ammonia producers, oil refineries, and other similar customers), the development of hydrogen plants to be operated by us and active management of the portfolio of such hydrogen plants as assets, and the sale of green hydrogen as an output in pre-defined high potential areas.

1

Prior to the Transactions, Fusion Fuel Portugal was a subsidiary of Fusion Welcome, a European leader in concentrated photovoltaic technology or “CPV” technology. Since 2008, Fusion Welcome has installed over 20 solar CPV plants throughout Europe and the MENA (Middle East and North Africa) region, and over time became the leading CPV solar solution provider in Europe. The management team of Fusion Welcome also developed relationships with key stakeholders throughout the energy, regulatory, and commercial spheres. Recognizing the potential of green hydrogen, the management team of Fusion Welcome launched a subsidiary, Fusion Fuel Portugal, in July 2018, to begin R&D of an alternative to Brown and Grey Hydrogen, with the goal of minimizing the associated carbon footprint, and to provide a market solution for meeting emissions reduction targets.

Starting with the principle of recovering waste heat from the solar energy conversion process, Fusion Fuel Portugal began to explore possibilities to use this energy to generate green hydrogen. Fusion Fuel Portugal’s technology was independently validated by the technology department from Lisbon’s Instituto Superior de Técnico (the “University”). The University produced a study commissioned by GALP, a major Portuguese oil and gas multi-national company. The purpose of the study was to perform a technological assessment of the viability of Fusion Fuel Portugal’s Hydrogen Generator. The study found that the Hydrogen Generator’s system presented a “differentiating advantage” with its technology as it has the typical characteristics of a conventional PEM (polymer electrolyte membrane) electrolyzer, but with a reduced size that is compact and integrated in a concentrator photovoltaic system. The reduced size of the electrolyzer allows for thermal and electrical integration through solar concentration directly in the cell. In other similar technologies, the concentrator photovoltaic system is not conducted within the cell. The University study acknowledges that the Hydrogen Generator was built with all of the appropriate materials available on the market and that the integration of the solar photovoltaic concentration system with the HEVO (formerly referred to as the DC-PEHG) electrolyzer seems well achieved. Fusion Fuel Portugal did not commission or fund any portion of this study, nor did Fusion Fuel Portugal have any role in selecting the professor that conducted the study, and has obtained permission to use the results of the study.

Fusion Fuel is bringing its proprietary technology to the market after extensive production research and testing, including external green hydrogen purity testing by LAQV Requimte Laboratory to confirm it can be used for all major industrial purposes and targeted key markets. Fusion Fuel Portugal is currently developing its first green hydrogen plant in Evora, Portugal (“Evora”) with a total projected cost of approximately €4.5 million, as described further below in this section. The financing of the plant is expected to include a grant from the Portuguese Department of Energy, which Fusion Fuel Portugal applied for in August 2020 and is expecting to receive approval of the grant in the first quarter of 2022. In addition, Fusion Fuel has begun to seek to expand its business in Southern Europe, the Middle East and North Africa region, and Australia. Expansion to the United States is also under active consideration.

Corporate Information

Our principal office is located at The Victorians, 15-18 Earlsfort Terrace, Saint Kevin’s, Dublin 2, D02 YX28, Ireland, and our telephone number is +353 1 920 1000. Our registered office is located at The Victorians, 15-18 Earlsfort Terrace, Saint Kevin’s, Dublin 2, D02 YX28, Ireland. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.fusion-fuel.eu. The information on our website shall not be deemed part of this prospectus.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

2

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three-year period exceeds US$1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Irish) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Irish corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page 53.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 7.

3

SUMMARY OF THE OFFERING

The summary below describes the principal terms of this offering. The “Description of Securities” section of this prospectus contains a more detailed description of our securities.

Securities Offered Hereby:	An aggregate of 10,402,636 Class A Ordinary Shares for issuance by Parent and an aggregate of 10,759,133 Class A Ordinary Shares and 4,372,892 Warrants for resale by the Selling Securityholders are offered hereby, comprising:

	(a)	the issuance by Parent of:

		(i)	6,640,636 Class A Ordinary Shares issuable upon the exercise of Warrants, each Warrant exercisable for one Class A Ordinary Share at an initial exercise price of $11.50 per share, which Warrants were automatically adjusted pursuant to the terms of the Old HL Warrants, which were previously registered on the Form F-4 filed by the parties in connection with the Business Combination (“Form F-4”); and

		(ii)	up to an aggregate of 3,762,000 Class A Ordinary Shares issuable upon the exercise of the Transferred Warrants; and

	(b)	the resale by the Selling Securityholders named herein of:

		(i)	2,450,000 Class A Ordinary Shares issued in connection with the PIPE;

		(ii)	500,000 Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger;

		(iii)	500,000 Class A Ordinary Shares issuable upon the exercise of the foregoing Warrants;

		(iv)	2,125,000 Class A Ordinary Shares issuable upon the conversion of the Class B Ordinary Shares issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(v)	2,125,000 Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(vi)	2,125,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(vii)	1,137,000 Class A Ordinary Shares which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(viii)	1,137,000 Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

		(ix)	1,137,000 Class A Ordinary Shares issuable upon the exercise of Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

4

	(x)	634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz (who may be deemed to be an underwriter pursuant to Rule 145(c)) upon the consummation of the Merger, the issuance of which was registered on the Form F-4;

	(xi)	610,892 Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4;

	(xii)	610,892 Class A Ordinary Shares underlying Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4; and

	(xiii)	an aggregate of 40,000 Class A Ordinary Shares which Parent has irrevocably agreed to issue in a private placement to its non-executive directors pursuant to director appointment agreements entered into between Parent and each director.

Class A Ordinary Shares Outstanding:	As of the date of this prospectus, there are an aggregate of 10,998,722 Class A Ordinary Shares outstanding. Such amount includes an aggregate of 3,084,241 Class A Ordinary Shares being registered for resale hereunder, including (i) 2,450,000 Class A Ordinary Shares issued in the PIPE and (ii) 634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz in the Merger.

Warrants Outstanding:	As of the date of this prospectus, there are an aggregate of 8,869,633 Warrants outstanding. Such amount includes an aggregate of 3,235,892 Warrants being registered for resale hereunder, including (i) 500,000 Warrants held by certain Selling Securityholders which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger, (ii) 2,125,000 Warrants issued in connection with the Share Exchange, and (iii) 610,892 Warrants held by Jeffrey E. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants.

Use of Proceeds:	The securities sold for resale under this prospectus will be sold or otherwise disposed of for the account of the Selling Securityholders, or their pledgees, assignees, or successors-in-interest. We will not receive any of the proceeds from the sale or other disposition of the securities by the Selling Securityholders. We will, however, receive up to $119,630,314 if all of the 10,402,636 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the Selling Securityholders or by public holders after the resale of the Warrants hereunder. We expect to use the proceeds received from the cash exercise of the Warrants, if any, for working capital and other general corporate purposes. See the section of this prospectus titled “Use of Proceeds”.

Risk Factors:	You should carefully consider all of the information contained in, and incorporated by reference into, this prospectus, and in particular, you should evaluate the specific risks set forth under “Risk Factors,” below.

Nasdaq Global Market Symbols:	Class A Ordinary Shares: HTOO Warrants: HTOOW

5

 Summary of Risk Factors:

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	Resales of our Class A Ordinary Shares or Warrants may cause the market price of the Class A Ordinary Shares or Warrants to drop significantly, even if Fusion Fuel’s business is doing well.
•	A substantial number of Class A Ordinary Shares may be issued upon the exercise of Warrants or the conversion of the Class B Ordinary Shares, which may adversely affect the price of Class A Ordinary Shares.
•	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Class A Ordinary Shares may view as beneficial.
•	We may issue additional Class A Ordinary Shares or other equity securities without seeking shareholder approval, which would dilute your ownership interests and may depress the market price of the Class A Ordinary Shares.
•	If the Class A Ordinary Shares or Warrants are de-listed from Nasdaq, we could face significant material adverse consequences.
•	An active trading market of the Class A Ordinary Shares and Warrants may not be sustained and investors may not be able to resell their Class A Ordinary Shares and Warrants at or above the price for which they purchased such securities.
•	Because we currently do not have plans to pay cash dividends on the Class A Ordinary Shares, you may not receive any return on investment unless you sell your Class A Ordinary Shares for a price greater than that which you paid.
•	The hydrogen production industry is an emerging market and hydrogen production may not receive widespread market acceptance.
•	The economic benefits to our customers of our Hydrogen Generators over competitor products depend on the cost of electricity available from alternative sources including local electric utility companies, which cost structure is subject to change.
•	We will depend on a concentration of anchor customers for the majority of our revenues and the loss of any such customers could adversely affect our business, financial condition, results of operations and cash flows.
•	Our future success depends in part on our ability to increase our production capacity, and we may not be able to do so in a cost-effective manner and cannot guarantee that our production partners ramp up in time.
•	The performance of our Hydrogen Generators may be affected by field conditions and other factors outside of our control, which could result in harm to our business and financial results.
•	Fusion Fuel’s products create a flammable fuel that is an inherently dangerous substance. If our Hydrogen Generators contain manufacturing defects, our business and financial results could be harmed.
•	If our estimates of the useful life for our Hydrogen Generators are inaccurate or we do not meet service and performance warranties and guaranties, or if we fail to accrue adequate warranty and guaranty reserves, our business and financial results could be harmed.
•	Any significant disruption in the operations at our or MagP’s manufacturing facilities could delay the production of our Hydrogen Generators, which would harm our business and results of operations.
•	The failure of our suppliers to continue to deliver necessary raw materials or other components of our Hydrogen Generators in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could prevent us from delivering our products within required time frames, impair our ability to manufacture our products, could increase our costs of production and could cause installation delays, cancellations, penalty payments, and damage to our reputation.
6

•	We face supply chain competition, including competition from businesses in other industries, which could result in insufficient inventory and negatively affect our results of operations. Further, we, and some of our suppliers, obtain capital equipment used in our manufacturing process from sole suppliers and, if this equipment is damaged or otherwise unavailable, our ability to deliver our Hydrogen Generators on time will suffer.
•	Fusion Fuel’s business plan leverages Portugal’s Hydrogen Strategy and Portugal’s investment in a Green Hydrogen economy. If there are any delays in the rollout of legislation or changes to Portugal’s Hydrogen Strategy, this could materially impact our business Further, any disruption to or elimination of Portugal’s Hydrogen Strategy and other strategic plans for hydrogen production in could reduce demand for our products, lead to a reduction in our revenues and adversely impact our operating results and liquidity.
•	We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in the delivery and installation of our Hydrogen Generators.
•	We may become subject to product liability claims which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.
•	Our patent applications may not result in issued patents, and our issued patents may not provide adequate protection, either of which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.
•	Fusion Fuel’s ability to generate revenues is substantially dependent upon it entering into satisfactory hydrogen purchase agreements with third parties.
•	If Fusion Fuel does not retain its senior management and key employees, or attract and retain additional talent, Parent may not be able to grow or achieve its business objectives.
•	Parent expects to experience foreign currency gains and losses. Fluctuations in currency exchange rates can adversely affect its profitability.
•	A transfer of Class A Ordinary Shares or Warrants, other than one effected by means of the transfer of book-entry interests in the Depositary Trust Company, may be subject to Irish stamp duty.
•	An investment in the Class A Ordinary Shares may result in uncertain U.S. federal income tax consequences.
•	Attempted takeovers of Parent will be subject to the Irish Takeover Rules and will be under the supervisory jurisdiction of the Irish Takeover Panel.
•	Investors may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited, because Parent is formed under Irish law.
•	The ongoing COVID-19 pandemic may adversely affect Parent’s business, results of operations, and financial condition.
•	As a foreign private issuer, we are exempt from a number of rules under the Exchange Act, we are permitted to file less information with the SEC than domestic companies, and we will be permitted to follow home country practice in lieu of the listing requirements of Nasdaq, subject to certain exceptions. Accordingly, there may be less publicly available information concerning us than there is for issuers that are not foreign private issuers.
•	Parent is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Class A Ordinary Shares less attractive to investors.

RISK FACTORS

You should carefully consider the following risk factors and all of the information contained in this prospectus, including but not limited to, the matters addressed in the section titled “Forward-Looking Statements,” and the financial information with respect to Parent before you decide whether to invest in our securities. The value of your investment will be subject to the significant risks affecting us and inherent in the Green Hydrogen industry and the Portuguese market. Any of the following risks could materially adversely affect our business, financial condition or results of operations. This could cause the trading price of the Class A Ordinary Shares and/or Warrants to decline, perhaps significantly, and you could lose all or a part of your investment. Additional risks and uncertainties not currently known to us or that we currently do not consider to be material may also materially and adversely affect our business, financial condition or results of operations.

7

Risks Relating to Our Securities

Resales of our Class A Ordinary Shares or Warrants, or the perception that such resales might occur, may cause the market price of the Class A Ordinary Shares or Warrants to drop significantly, even if Fusion Fuel’s business is doing well.

We are registering for resale hereunder a significant number of Class A Ordinary Shares and Warrants which were or will be issued in private placements. While a portion of such shares and warrants are subject to transfer restrictions described elsewhere in this prospectus, upon expiration of the applicable lock-up periods and upon the effectiveness of this Registration Statement, or otherwise in accordance with Rule 144 under the Securities Act, the Selling Securityholders hereunder, who include former Fusion Fuel Shareholders, former HL insiders, and the PIPE Investors, may sell large amounts of Class A Ordinary Shares and/or Warrants in the open market or in privately negotiated transactions. Such sales, or the perception in the public markets that such sales will occur, could have the effect of increasing the volatility in the trading price of the Class A Ordinary Shares and/or the Warrants or putting significant downward pressure on the price of the Class A Ordinary Shares and/or the Warrants.

Downward pressure on the market price of the Class A Ordinary Shares and/or the Warrants that likely will result from sales of Class A Ordinary Shares could encourage short sales of Class A Ordinary Shares and/or the Warrants by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. Short sales of the Class A Ordinary Shares and/or Warrants could have a tendency to depress the price of the Class A Ordinary Shares and/or the Warrants, respectively, which could further increase the potential for short sales.

We cannot predict the size of future issuances of Class A Ordinary Shares or Warrants or the effect, if any, that future issuances and sales of shares of Class A Ordinary Shares and/or Warrants will have on the market price of the Class A Ordinary Shares or the Warrants. Sales of substantial amounts of Class A Ordinary Shares, or the perception that such sales could occur, may adversely affect prevailing market prices of Class A Ordinary Shares and/or Warrants.

A substantial number of our Class A Ordinary Shares may be issued upon the exercise of Warrants or the conversion of the Class B Ordinary Shares, which could adversely affect the price of our Class A Ordinary Shares.

We have an aggregate of 8,869,633 Warrants outstanding and may issue up to an aggregate of 1,137,000 additional Warrants if the earnout conditions set forth in the Business Combination Agreement are satisfied. Each Warrant is exercisable for one Class A Ordinary Share at a price of $11.50 per share. If all of the Warrants are exercised for cash, we would be required to issue up to 10,402,636 Class A Ordinary Shares, or approximately 98.21% of our Class A Ordinary Shares outstanding as of the date of this prospectus. The Selling Securityholders will likely exercise the Warrants only at a time when it is economically beneficial to do so. Accordingly, the exercise of these Warrants will dilute our other equity holders and may adversely affect the market price of the Class A Ordinary Shares.

Similarly, we have an aggregate of 2,125,000 Class B Ordinary Shares outstanding. Each Class B Ordinary Share is convertible at any time into one Class A Ordinary Share at the option of the holder and all outstanding Class B Ordinary Shares will automatically convert into an equal number of Class A Ordinary Shares on December 31, 2023. If all Class B Ordinary Shares are converted into Class A Ordinary Shares, we would be required to issue 2,125,000 Class A Ordinary Shares, or approximately 22.4% of our Class A Ordinary Shares outstanding as of the date of this prospectus. Accordingly, the conversion of these Class B Ordinary Shares will dilute the holders of our Class A Ordinary Shares and may adversely affect the market price of the Class A Ordinary Shares.

8

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

We adopted a dual-class voting structure such that our ordinary shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Although the Class A Ordinary Shares and Class B Ordinary Shares each have one vote per share, for so long as at least 1,700,000 Class B Ordinary Shares continue to be beneficially owned collectively by the former Fusion Fuel Shareholders and certain permitted transferees, the holders of Class B Ordinary Shares will have certain protective rights, including the right to approve any liquidation, sale of substantially all assets or equity, merger, consolidation, or similar transaction, amendments to our Memorandum and Articles of Association (“M&A”), the creation or issuance of any new class or series of capital stock or equity securities convertible into our capital stock, changes to the size of our or Fusion Fuel’s board of directors, and the removal of any member of Fusion Fuel’s board of directors (collectively, the “Class B Protective Provisions”). Each Class B Ordinary Share is convertible at any time into one Class A Ordinary Share at the option of the holder and all outstanding Class B Ordinary Shares will automatically convert into an equal number of Class A Ordinary Shares on December 31, 2023. The Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstance.

The former Fusion Fuel Shareholders hold approximately 33.31% of the voting power of our outstanding ordinary shares as of the date of this prospectus (without taking into effect any Class A Ordinary Shares or Warrants which may be issued as contingent consideration). Further, the former Fusion Fuel Shareholders beneficially own all of the Class B Ordinary Shares. As a result, the former Fusion Fuel Shareholders have considerable influence over matters such as electing directors and approving material mergers, acquisitions or other business combination transactions. This will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of Class A Ordinary Shares and Warrants of the opportunity to sell their shares at a premium over the prevailing market price.

Additionally, our board of directors has three classes of directors with staggered terms, with each director serving for up to three years until his or her successor is designated and qualified. During such term, our shareholders will have no power to remove directors without cause. Our staggered board and the Class B Protective Provisions may discourage proxy contests for the election of directors and purchases of substantial blocks of shares by making it more difficult for a potential acquirer to gain control of our board of directors.

Notwithstanding the potential for concentration of ownership in the former Fusion Fuel Shareholders, no individual, group or other company will hold in excess of 50% of the voting power for the election of directors of Parent. Accordingly, we are not a “controlled company” under the rules of Nasdaq.

The dual class structure of our ordinary shares may adversely affect the trading market for the Class A Ordinary Shares and/or Warrants.

S&P Dow Jones and FTSE Russell have implemented changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, namely, to exclude companies with multiple classes of shares of common stock from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may prevent the inclusion of the Class A Ordinary Shares and/or Warrants in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares and/or Warrants. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of the Class A Ordinary Shares and/or Warrants.

We may issue additional Class A Ordinary Shares or other equity securities without seeking shareholder approval, which would dilute your ownership interests and may depress the market price of the Class A Ordinary Shares.

An aggregate of 8,869,633 Warrants is outstanding. Additionally, assuming the earnout targets are satisfied, we will be required to issue an additional 1,137,000 Class A Ordinary Shares and 1,137,000 Warrants to certain of the former Fusion Fuel Shareholders. Our Class B Ordinary Shares will be convertible at the option of the holders into an aggregate of 2,125,000 Class A Ordinary Shares at any time and from time to time, and all Class B Ordinary Shares not voluntarily converted will be automatically converted into Class A Ordinary Shares on December 31, 2023. Further, we may issue additional ordinary shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding Warrants, or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

9

Our issuance of additional Class A Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding Class A Ordinary Share may be diminished; and

●	the market price of the Class A Ordinary Shares may decline.

If the Class A Ordinary Shares or Warrants are de-listed from Nasdaq, we could face significant material adverse consequences.

We may be unable to maintain the listing of our Class A Ordinary Shares and Warrants on in the future. If Nasdaq delists our Class A Ordinary Shares or Warrants, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Class A Ordinary Shares and Warrants;

●	a reduced level of trading activity in the secondary trading market for the Class A Ordinary Shares and Warrants;

●	a limited amount of news and analyst coverage;

●	a decreased ability to issue additional securities or obtain additional financing in the future;

●	stamp duty may be chargeable on transfers of Class A Ordinary Shares and Warrants at a rate of 1% of the greater of the price paid or market value of the Class A Ordinary Shares and Warrants transferred; and

●	our securities would not be “covered securities” under the National Securities Markets Improvement Act of 1996, which is a federal statute that prevents or pre-empts the states from regulating the sale of certain securities, including securities listed on Nasdaq, in which case our securities would be subject to regulation in each state where we offer and sell securities.

The trading price of the Class A Ordinary Shares or Warrants may be volatile, and holders of the Class A Ordinary Shares or Warrants could incur substantial losses.

The stock market in general has experienced extreme volatility in the wake of the COVID-19 pandemic that has often been unrelated to the operating performance of particular companies. As a result of this volatility, our shareholders may not be able to sell their Class A Ordinary Shares or Warrants at or above the price paid for such securities. The market price for the Class A Ordinary Shares and Warrants may be influenced by many factors, including the factors discussed elsewhere in this “Risk Factors” section and:

●	the overall performance of the equity markets;

●	actual or anticipated fluctuations in our revenue and other operating results;

●	changes in the financial projections we may provide to the public or the failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

10

●	the issuance of reports from short sellers that may negatively impact the trading price of the Class A Ordinary Shares and/or Warrants;

●	recruitment or departure of key personnel;

●	the economy as a whole and market conditions in our industry;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that operate in the green energy or hydrogen industries

●	new laws, regulations, subsidies, or credits or new interpretations of them applicable to our business;

●	negative publicity related to problems in our manufacturing or the real or perceived quality of our products;

●	rumors and market speculation involving us or other companies in our industry;

●	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, or capital commitments;

●	lawsuits threatened or filed against us;

●	other events or factors including those resulting from war, incidents of terrorism or responses to these events;

●	the expiration of contractual lock-up or market standoff agreements;

●	sales or anticipated sales of shares of the Class A Ordinary Shares and/or Warrants by us or our shareholders; and

●	the continued impact of COVID-19 or other adverse public health developments.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price of the Class A Ordinary Shares and/or Warrants and trading volume could decline.

The market price for the Class A Ordinary Shares and Warrants depends in part on the research and reports that securities or industry analysts publish about us or our business. If industry analysts cease coverage of us, the trading price for the Class A Ordinary Shares and/or Warrants would be negatively affected. In addition, if one or more of the analysts who cover us downgrade the Class A Ordinary Shares and/or Warrants or publish inaccurate or unfavorable research about our business, the Class A Ordinary Share and/or Warrant price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for the Class A Ordinary Shares and/or Warrants could decrease, which might cause the Class A Ordinary Share and/or Warrant price and trading volume to decline.

An active trading market of the Class A Ordinary Shares and Warrants may not be sustained and investors may not be able to resell their Class A Ordinary Shares and Warrants at or above the price for which they purchased such securities.

An active trading market for the Class A Ordinary Shares and Warrants may not be sustained. In the absence of an active trading market for the Class A Ordinary Shares and/or Warrants, investors may not be able to sell their Class A Ordinary Shares or Warrants, respectively, at or above the price they paid at the time that they would like to sell. In addition, an inactive market may impair our ability to raise capital by selling shares or equity securities and may impair our ability to acquire business partners by using the Class A Ordinary Shares as consideration, which, in turn, could harm our business.

11

Because we currently do not have plans to pay cash dividends on the Class A Ordinary Shares, you may not receive any return on investment unless you sell your Class A Ordinary Shares for a price greater than that which you paid.

We currently do not expect to pay any cash dividends on Class A Ordinary Shares. Any future determination to pay cash dividends or other distributions on Class A Ordinary Shares will be at the discretion of the board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, and contractual, regulatory and other restrictions, including restrictions contained in the agreements governing any existing and future outstanding indebtedness we or our subsidiaries incur, on the payment of dividends by our subsidiaries to us, and other factors that our board of directors deems relevant. As a result, you may not receive any return on an investment in the Class A Ordinary Shares unless you sell the Class A Ordinary Shares for a price greater than that which you paid for them.

Risks Relating to Our Business

The projections and forecasts presented in this prospectus may not be an indication of the actual results of the Transactions or Parent’s future results.

This prospectus contains projections, estimates, and forecasts prepared by Fusion Fuel. None of the projections, estimates and forecasts included in this prospectus have been prepared with a view toward public disclosure other than to certain parties involved in the Transactions or toward complying with SEC guidelines or generally accepted accounting principles. The projections, estimates and forecasts were based on numerous variables and assumptions which are inherently uncertain and may be beyond our control and exclude, among other things, transaction-related expenses. Important factors that may affect actual results and results of Fusion Fuel’s operations, or could lead to such projections, estimates and forecasts not being achieved include, but are not limited to: client demand for Fusion Fuel’s solutions, successful and timely construction and commissioning of Green Hydrogen production facilities, an evolving competitive landscape, rapid technological change, margin shifts in the industry, regulation changes in a highly regulated environment, successful management and retention of key personnel, unexpected expenses and general economic conditions. As such, these projections, estimates and forecasts may be inaccurate and should not be relied upon as an indicator of actual past or future results.

We may need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business.

While our management anticipates that the funds that were made available from HL’s trust fund and the PIPE Investment following the completion of the Transactions will be sufficient to fund our operations for at least 18 to 24 months following the completion of the Transactions, we may need to raise additional capital to fund operations in the future or finance future acquisitions.

If we seek to raise additional capital in order to meet various objectives, including developing existing or future technologies and solutions, increasing working capital, acquiring new clients, expanding geographically and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all. Lack of sufficient capital resources could significantly limit our ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute our current equity owners. If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material part of our business strategy, including acquiring potential new clients or the continued development of new or existing technologies or solutions and geographic expansion.

The hydrogen production industry is an emerging market and hydrogen production may not receive widespread market acceptance.

The hydrogen production industry is still relatively nascent in an otherwise mature and heavily regulated industry, and we cannot be sure that potential customers will accept hydrogen production broadly, or our Hydrogen Generator products specifically. Enterprises may be unwilling to adopt our solution over traditional or competing power sources for any number of reasons including the perception that our technology is unproven, a lack of confidence in our business model, the perceived unavailability of back-up service providers to operate and maintain the Hydrogen Generators, and lack of awareness of our product or the perception of regulatory or political headwinds. Because this is an emerging industry, broad acceptance of our products and services is subject to a high level of uncertainty and risk. If the market develops more slowly than we anticipate, our business will be harmed.

12

Our limited operating history and our nascent industry make evaluating our business and future prospects difficult.

The Fusion Fuel team began its work in the renewable energy industry in 2008, and since such time we have been focused principally on research and development activities relating to concentrated solar power, part of which we have applied to our Hydrogen Generator technology. Fusion Fuel’s hydrogen project began in 2018. Although the hydrogen project is an extension of our historical business it comes with some different challenges, including the challenges described elsewhere in these “Risk Factors” which we may not have the experience or ability to successfully overcome. Furthermore, our Hydrogen Generator is a new type of product in the nascent hydrogen industry. Consequently, predicting our future revenue and appropriately budgeting for our expenses is difficult, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or if we adjust our estimates in future periods, our operating results and financial position could be materially and adversely affected.

Fusion Fuel’s products involve a lengthy sales and installation cycle and if we fail to close sales on a regular and timely basis, our business could be harmed.

Fusion Fuel’s sales cycle is typically 12 to 18 months but can vary considerably. In order to make a sale, we must typically provide a significant level of education to prospective customers regarding the use and benefits of Fusion Fuel’s products and technology. The period between initial discussions with a potential customer and the eventual sale of even a single product typically depends on a number of factors, including the potential customer’s budget, required construction and production licenses, and the decision as to the type of financing it chooses to use as well as the arrangement of such financing. Prospective customers often undertake a significant evaluation process which may further extend the sales cycle. Once a customer makes a formal decision to purchase our product, the fulfilment of the sales order by us will require a substantial amount of time. We expect the time between the entry into a sales contract with a customer and the installation of our Hydrogen Generators to range from three to nine months or more. This lengthy sales and installation cycle is subject to a number of significant risks over which we have little or no control. Because of both the long sales and long installation cycles, we may expend significant resources without having certainty of generating a sale.

These lengthy sales and installation cycles increase the risk that an installation may be delayed and/or may not be completed. In some instances, a customer can cancel an order for a particular site prior to installation, and we may be unable to recover some or all of our costs in connection with design, permitting, installation and site preparations incurred prior to cancellation. Our operating expenses are based on anticipated sales levels, and many of our expenses are fixed. If we are unsuccessful in closing sales after expending significant resources or if we experience delays or cancellations, our business could be materially and adversely affected. Since we do not recognize revenue on the sales of our products until installation and acceptance, a small fluctuation in the timing of the completion of our sales transactions could cause operating results to vary materially from period to period.

We believe that part of the cancellation risk will be mitigated in the early years as the first projects will be developed for Fusion Fuel’s own business line, and Fusion Fuel will then operate the first Green Hydrogen plants.

The economic benefits to our customers of our Hydrogen Generators over competitor products depend on the cost of electricity available from alternative sources including local electric utility companies, which cost structure is subject to change.

We believe that a customer’s decision to purchase our Hydrogen Generators is significantly influenced by the price predictability of electricity generated by our Hydrogen Generators in comparison to the retail price and the future price outlook of electricity from the local utility grid and other energy sources. The economic benefit of our Hydrogen Generators to our customers includes, among other things, the benefit of reducing such customer’s payments to the local utility company. The rates at which electricity is available from a customer’s local electric utility company is subject to change and any changes in such rates may affect the relative benefits of our Hydrogen Generators. Even in markets where we are competitive today, rates for electricity could decrease and render our Hydrogen Generators uncompetitive. Several factors could lead to a reduction in the price or future price outlook for grid electricity, including the impact of energy conservation initiatives that reduce electricity consumption, construction of additional power generation plants (including nuclear, coal or natural gas) and technological developments by others in the electric power industry which could result in electricity being available at costs lower than those that can be achieved from our Hydrogen Generators. If the retail price of grid electricity decreases at a faster rate than we or our customers expect, it could reduce demand for our Hydrogen Generators and harm our business.

13

In some countries, the current low cost of grid electricity, even together with available subsidies, does not render our product economically attractive. If we are unable to reduce our costs to a level at which our Hydrogen Generators would be competitive in such markets, or if we are unable to generate demand for our Hydrogen Generators based on benefits other than electricity cost savings, such as reliability, resilience, or environmental benefits, our potential for growth may be limited in those markets.

We currently face and will continue to face significant competition.

Fusion Fuel operates in a highly competitive industry. We compete for customers, financing partners, and incentive dollars with other electric power providers and hydrogen solutions. Several of our primary competitors are diversified multinational companies with substantially larger operating staffs and greater capital resources. Further, many providers, such as traditional utilities and other companies offering distributed generation products, have longer operating histories, have customer incumbency advantages, have access to and influence with local and state governments, and have access to more capital resources than do we. These larger competitors’ greater resources could allow them to better withstand industry downturns and to compete more effectively on the basis of technology, geographic scope and retained skilled personnel. If these competitors substantially increase the resources they devote to developing and marketing competitive solutions and services, we may not be able to compete effectively. Similarly, consolidation among their competitors could enhance their product and service offerings and financial resources, further intensifying competition. Significant developments in alternative technologies, such as energy storage, wind, solar, or hydro power generation, or improvements in the efficiency or cost of traditional energy sources, including coal, oil, natural gas used in combustion, or nuclear power, may materially and adversely affect our business and prospects in ways we cannot anticipate. We may also face new competitors who are not currently in the market. If we fail to adapt to changing market conditions and to compete successfully with grid electricity or new competitors, our growth will be limited which would adversely affect our business results.

We will depend on a concentration of anchor customers for the majority of our revenues and the loss of any such customers could adversely affect our business, financial condition, results of operations and cash flows.

We intend to sell most of Fusion Fuel’s products to a range of customers that currently includes a few anchor customers, and, while we are continually seeking to expand our customer base, we expect this concentration of our customer base will continue for the next several years. Accordingly, our near-term success depends upon the continued purchases of our products by a small number of customers, and any fluctuation or decline in business with our major customers could have an adverse impact on our business, financial condition and results of operations. Our dependence on a small number of major customers may expose us to additional risks. For instance, a slowdown, delay or reduction in a customer’s orders could result in excess inventories or unexpected quarterly fluctuations in our operating results and liquidity. Our major customers may have significant purchasing leverage over us to require changes in sales terms including pricing, payment terms and product delivery schedules, which could adversely affect our business, financial condition, results of operations and cash flows. If one of our major customers delays payment of or is unable to pay their receivables, that could have a material adverse effect on our business, financial condition, results of operations and cash flows. While we believe that part of this cancellation risk will be mitigated in the early years as the first projects will be developed for Fusion Fuel’s own business line, and Fusion Fuel will then operate the first Green Hydrogen plants, we cannot assure you of that. If we are unable to build and maintain a broad customer base and build relationships with potential new customers, our business may be adversely effected.

14

Risks Relating to our Products and Manufacturing

Weakness in the economy, market trends and other conditions affecting the profitability and financial stability of our customers could negatively impact our sales growth and results of operations.

The demand for our products and services is sensitive to the production activity, capital spending and demand for products and services of our customers. Many of our potential customers operate in markets that are subject to cyclical fluctuations resulting from market uncertainty, trade and tariff policies, costs of goods sold, currency exchange rates, central bank interest rate changes, foreign competition, offshoring of production, oil and natural gas prices, geopolitical developments, labor shortages, inflation, deflation, and a variety of other factors beyond our control. Any of these factors could cause customers to idle or close facilities, delay purchases, reduce production levels, or experience reductions in the demand for their own products or services. Any of these events could also reduce the volume of products and services these customers purchase from us or impair the ability of our customers to make full and timely payments and could cause increased pressure on our selling prices and terms of sale. Accordingly, a significant or prolonged slowdown in activity in any major world economy, or a segment of any such economy, could negatively impact our sales growth and results of operations.

Our future success depends in part on our ability to increase our production capacity, and we may not be able to do so in a cost-effective manner and cannot guarantee that our production partners ramp up in time.

To the extent we are successful in growing our business, we may need to increase our production capacity. Our ability to plan, construct, and equip additional manufacturing facilities is subject to significant risks and uncertainties, including the following:

●	The expansion or construction of any manufacturing facilities will be subject to the risks inherent in the development and construction of new facilities, including risks of delays and cost overruns as a result of factors outside our control such as delays in government approvals, burdensome permitting conditions, and delays in the delivery of manufacturing equipment and subsystems that we manufacture or obtain from suppliers.

●	Adding manufacturing capacity in any international location will subject us to new laws and regulations including those pertaining to labor and employment, environmental and export import. In addition, it brings with it the risk of managing larger scale foreign operations.

●	We may be unable to achieve the production throughput necessary to achieve our target annualized production run rate at our current and future manufacturing facilities.

●	Manufacturing equipment may take longer and cost more to engineer and build than expected, and may not operate as required to meet our production plans.

●	We may depend on third-party relationships in the development and operation of additional production capacity, which may subject us to the risk that such third parties do not fulfil their obligations to us under our arrangements with them.

●	We may be unable to attract or retain qualified personnel.

Initially, this risk will be partially mitigated because we will outsource all production functions to third parties. If any of our key suppliers are unable to expand their manufacturing facilities, we may be unable to further scale our business. Over the next three to five years, Fusion Fuel intends to establish its own assembly line(s) and production plant(s). If we are unable to do so, this could limit the ability of Fusion Fuel to scale its business. If the demand for our Hydrogen Generators or our production output decreases or does not rise as expected, we may not be able to spread a significant amount of our fixed costs over the production volume, resulting in a greater than expected per unit fixed cost, which would have a negative impact on our financial condition and our results of operations.

The performance of our Hydrogen Generators may be affected by field conditions and other factors outside of our control, which could result in harm to our business and financial results.

Field conditions, such as the natural elements and utility processes which vary by region and may be subject to seasonal fluctuations, are not always possible to predict until the Hydrogen Generator is in operation. Although we believe we have designed the Hydrogen Generators to successfully withstand the variety of field conditions we expect to encounter, as we move into new geographies and deploy new service configurations, we may encounter new and unanticipated field conditions. Adverse impacts on performance may require us to incur significant re-engineering costs or divert the attention of our engineering personnel from product development efforts. Furthermore, we may be unable to adequately address the impacts of factors outside of our control in a manner satisfactory to our customers. Any of these circumstances could significantly and adversely affect customer satisfaction, market acceptance, and our business reputation.

15

If our Hydrogen Generators contain manufacturing defects, our business and financial results could be harmed.

Our Hydrogen Generators are complex products and they may contain undetected or latent errors or defects. Changes in our supply chain or the failure of our suppliers to otherwise provide us with components or materials that meet our specifications could also introduce defects into our products. In addition, as we grow our manufacturing volume, the chance of manufacturing defects could increase. Any manufacturing defects or other failures of our Hydrogen Generators to perform as expected could cause us to incur significant re-engineering and replacement costs, divert the attention of our engineering personnel from product development efforts, and significantly and adversely affect customer satisfaction, market acceptance, and our business reputation. Given the fact that the electrolyzers only produce around 20 grams of Hydrogen each day and that they operate in an open area, there is little to no safety risk to employees or customers.

Furthermore, we may be unable to correct manufacturing defects or other failures of our Hydrogen Generators in a manner satisfactory to our customers, which could adversely affect customer satisfaction, market acceptance, and our business reputation.

Fusion Fuel’s products create a flammable fuel that is an inherently dangerous substance.

Our systems create hydrogen gas through electrolysis. While our products do not use this fuel in a combustion process, hydrogen gas is a flammable fuel that could leak and combust if ignited by another source. Further, any such accidents involving our products or other products using similar flammable fuels could materially suppress demand for, or heighten regulatory scrutiny of, our products.

The risk of product liability claims and associated adverse publicity is inherent in the development, manufacturing, marketing and sale of hydrogen, a flammable gas. Any liability for damages resulting from malfunctions or design defects could be substantial and could materially adversely affect our business, financial condition, results of operations and prospects. In addition, an actual or perceived problem with our products could adversely affect the market’s perception of our products resulting in a decline in demand for our products, which may materially and adversely affect our business, financial condition, results of operations and prospects.

Each special purpose vehicle for each project will consider purchasing an insurance policy to insure such project to mitigate this risk, but due to the nascent industry and market for these products, it is unknown what the financial burden might be of any such insurance policy, and we may determine that the costs of insuring for these risks make it impractical for us to obtain insurance. Accordingly, we cannot assure you that we will purchase insurance for each such special purpose vehicle or that any insurance coverage purchased will be adequate. Any uninsured occurrence of business disruption, litigation, natural disaster, or significant damages to our uninsured equipment or technology infrastructure could result in substantial costs and diversion of resources for us and could adversely affect our financial condition and results of operations.

Fusion Fuel’s purchase orders may not ship, be commissioned or installed, or convert to revenue.

Some of the orders we accept from customers may require certain conditions or contingencies to be satisfied, or may be cancelled, prior to shipment or prior to commissioning or installation, some of which are outside of our control. The time periods from receipt of an order to shipment date and installation vary widely and are determined by a number of factors, including the terms of the customer contract and the customer’s deployment plan. There may also be product redesign or modification requirements that must be satisfied prior to shipment of units under certain of our agreements. If the redesigns or modifications are not completed, some or all of our orders may not ship or convert to revenue. In certain cases, we may publicly disclose anticipated, pending orders with prospective customers; however, those prospective customers may require certain conditions or contingencies to be satisfied prior to entering into a purchase order with us, some of which are outside of our control. Such conditions or contingencies that may be required to be satisfied before we receive a purchase order may include, but are not limited to, successful product demonstrations or field trials. Converting orders into revenue may also depend upon our customers’ ability to obtain financing. Some conditions or contingencies that are out of our control may include, but are not limited to, government tax policy, government funding programs, and government incentive programs. Additionally, some conditions and contingencies may extend for several years. We may have to compensate customers, by either reimbursement, forfeiting portions of associated revenue, or other methods depending on the terms of the customer contract, based on the failure on any of these conditions or contingencies. While not probable, this could have an adverse impact on our revenue and cash flow.

16

If our estimates of the useful life for our Hydrogen Generators are inaccurate or we do not meet service and performance warranties and guaranties, or if we fail to accrue adequate warranty and guaranty reserves, our business and financial results could be harmed.

We provide performance warranties and guaranties covering the efficiency and output performance of our Hydrogen Generators for the first five years. Our pricing of these contracts and our reserves for warranty and replacement will be based upon our estimates of the useful life of our Hydrogen Generators and their components, including assumptions regarding improvements in power module life that may fail to materialize. Although there is a 12-year history on the solar tracking systems, the DC-PEHG does not have a long history with a large number of field deployments, and our estimates may prove to be incorrect. Failure to meet these performance warranties and guaranty levels may require us to replace the Hydrogen Generators at our expense or refund their cost to the customer, or require us to make cash payments to the customer based on actual performance, as compared to expected performance, capped at a percentage of the relevant equipment purchase prices. We accrue for product warranty costs and recognize losses on service or performance warranties when required by the International Financial Reporting Standard based on our estimates of costs that may be incurred and based on historical experience. However, as we expect our customers to renew their maintenance service agreements each year, the total liability over time may be more than the accrual. Actual warranty expenses have in the past been below and may in the future be greater than we have assumed in our estimates, the accuracy of which may be hindered due to our limited history operating at our current scale.

Our business is subject to risks associated with construction, utility interconnection, cost overruns and delays, including those related to obtaining government permits and other contingencies that may arise in the course of completing installations.

Payments on the sales of our Hydrogen Generators are paid in instalments, including an up-front payment upon placing an order, a payment on delivery, and a final payment upon the installation and acceptance (except where a third party is responsible for installation). Therefore, our financial results may be impacted by the timeliness of the installation of our Hydrogen Generators or delivery of the units. Furthermore, in some cases, the installation of our Hydrogen Generators may be on a fixed price basis, which subjects us to the risk of cost overruns or other unforeseen expenses in the installation process.

The construction, installation, and operation of our Hydrogen Generators at a particular site is also generally subject to oversight and regulation in accordance with applicable laws and ordinances relating to building codes, safety, environmental protection, and related matters, and typically require various governmental approvals and permits, including environmental approvals and permits, that vary by jurisdiction. In some cases, these approvals and permits require periodic renewal. It is difficult and costly to track the requirements of every individual authority having jurisdiction over our installations, to design our Hydrogen Generators to comply with these varying standards, and to obtain all applicable approvals and permits. We cannot predict whether or when all permits required for a given project will be granted or whether the conditions associated with the permits will be achievable. The denial of a permit or utility connection essential to a project or the imposition of impractical conditions would impair our ability to develop the project. In addition, we cannot predict whether the permitting process will be lengthened due to complexities and appeals. Delay in the review and permitting process for a project can impair or delay our and our customers’ abilities to develop that project or may increase the cost so substantially that the project is no longer attractive to us or our customers. Furthermore, unforeseen delays in the review and permitting process could delay the timing of the installation of our Hydrogen Generators and could therefore adversely affect the timing of the recognition of revenue related to the installation, which could harm our operating results in a particular period.

17

In addition, the completion of many of our installations depends on the availability of and timely connection to the natural gas grid and the local electric grid. In some jurisdictions, local utility companies or the municipality may deny our request for connection or may require us to reduce the size of certain projects. Any delays in our ability to connect with utilities, delays in the performance of installation-related services, or poor performance of installation-related services by our general contractors or sub-contractors will have a material adverse effect on our results and could cause operating results to vary materially from period to period.

Furthermore, at times we may rely on the ability of our third-party general contractors to install Hydrogen Generators at our customers’ sites and to meet our installation requirements. Our work with contractors or their sub-contractors may have the effect of us being required to comply with additional rules (including rules unique to our customers), working conditions, site remediation, and other union requirements, which can add costs and complexity to an installation project. The timeliness, thoroughness, and quality of the installation-related services performed by some of our general contractors and their sub-contractors in the past may not meet expectations or standards.

Any significant disruption in the operations at our or our partner’s manufacturing facilities could delay the production of our Hydrogen Generators, which would harm our business and results of operations.

We manufacture our Hydrogen Generators in a limited number of manufacturing facilities, and initially with one key partner, MagP, any of which could become unavailable either temporarily or permanently for any number of reasons, including equipment failure, material supply, financial difficulties, public health emergencies, catastrophic weather or geologic events, or if the relationship between us and MagP deteriorates. In the event of a significant disruption to our manufacturing process, we may not be able to easily shift production to other facilities or to make up for lost production, which could result in harm to our reputation, increased costs, and lower revenues for 2021. For 2022, the planned new Fusion Fuel production facility is expected to reduce our reliance on MagP, and, accordingly, would reduce the impact of any potential disruption at MagP’s plant.

Delays in or not completing our product development goals may adversely affect our revenue and profitability.

If we experience delays in meeting our development goals, our products exhibit technical defects, or if we are unable to meet cost reduction targets or performance goals, including power output, useful life and reliability, the profitable commercialization of our products will be delayed. In this event, potential purchasers of our products may choose alternative technologies and any delays could allow potential competitors to gain market advantages. We cannot assure that we will successfully meet our commercialization schedule in the future.

The failure of our suppliers to continue to deliver necessary raw materials or other components of our Hydrogen Generators in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could prevent us from delivering our products within required time frames, impair our ability to manufacture our products, could increase our costs of production and could cause installation delays, cancellations, penalty payments, and damage to our reputation.

We rely on a limited number of third-party suppliers for some of the raw materials and components for our Hydrogen Generators, including components that may be of limited supply or require customized manufacturing specifications. If our suppliers provide insufficient inventory at the level of quality required to meet customer demand or if our suppliers are unable or unwilling to provide us with the contracted quantities (as we have limited or in some case no alternatives for supply), our results of operations could be materially and negatively impacted. If we fail to develop or maintain our relationships with our suppliers, or if there is otherwise a shortage or lack of availability of any required raw materials or components, we may be unable to manufacture our Hydrogen Generators or our Hydrogen Generators may be available only at a higher cost or after a long delay. Such delays could prevent us from delivering our Hydrogen Generators to our customers within required time frames and cause order cancellations. We have had to create our own supply chain for some of the components and materials utilized in our fuel cells. We have made significant expenditures in the past to develop our supply chain. In many cases, we entered into contractual relationships with suppliers to jointly develop the components we needed. These activities are time and capital intensive. Accordingly, the number of suppliers we have for some of our components and materials is limited and, in some cases, sole sourced. Some of our suppliers use proprietary processes to manufacture components. We may be unable to obtain comparable components from alternative suppliers without considerable delay, expense, or at all, as replacing these suppliers could require us either to make significant investments to bring the capability in-house or to invest in a new supply chain partner. Some of our suppliers are smaller, private companies, heavily dependent on us as a customer. If our suppliers face difficulties obtaining the credit or capital necessary to expand their operations when needed, they could be unable to supply necessary raw materials and components needed to support our planned sales and services operations, which would negatively impact our sales volumes and cash flows.

18

Moreover, we may experience unanticipated disruptions to operations or other difficulties with our supply chain or internalized supply processes due to exchange rate fluctuations, volatility in regional markets from where materials are obtained, changes in the general macroeconomic outlook, global trade disputes, political instability, expropriation or nationalization of property, public health emergencies such as the recent Covid-19 viral outbreak, civil strife, strikes, insurrections, acts of terrorism, acts of war, or natural disasters. The failure by us to obtain raw materials or components in a timely manner or to obtain raw materials or components that meet our quantity and cost requirements could impair our ability to manufacture our Hydrogen Generators or increase their costs or service costs of our existing portfolio of Hydrogen Generators under maintenance services agreements. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our Hydrogen Generators to our customers within required time frames, which could result in sales and installation delays, cancellations, penalty payments, or damage to our reputation, any of which could have a material adverse effect on our business and results of operations. In addition, we rely on our suppliers to meet quality standards, and the failure of our suppliers to meet or exceed those quality standards could cause delays in the delivery of our products, cause unanticipated servicing costs, and cause damage to our reputation.

Our ability to develop new products and enter into new markets could be negatively impacted if we are unable to identify suppliers to deliver new materials and components on a timely basis.

We continue to develop products for new markets and, as we move into those markets, must qualify new suppliers to manufacture and deliver the necessary components required to build and install those new products. Identifying new manufacturing partners is a lengthy process and is subject to significant risks and uncertainties. If we are unable to identify reliable manufacturing partners in a new market, our ability to expand our business could be limited and our financial conditions and results of operations could be harmed.

We face supply chain competition, including competition from businesses in other industries, which could result in insufficient inventory and negatively affect our results of operations.

Certain of our suppliers also supply parts and materials to other businesses including businesses engaged in the production of consumer electronics and other industries unrelated to fuel cells. As a relatively low-volume purchaser of certain of these parts and materials, we may be unable to procure a sufficient supply of the items in the event that our suppliers fail to produce sufficient quantities to satisfy the demands of all of their customers, which could materially harm our financial condition and our results of operations.

We, and some of our suppliers, obtain capital equipment used in our manufacturing process from sole suppliers and, if this equipment is damaged or otherwise unavailable, our ability to deliver our Hydrogen Generators on time will suffer.

Some of the capital equipment used to manufacture our products and some of the capital equipment used by our suppliers have been developed and made specifically for us, are not readily available from multiple vendors, and would be difficult to repair or replace if they did not function properly. If any of these suppliers were to experience financial difficulties or go out of business or if there were any damage to or a breakdown of our manufacturing equipment and we could not obtain replacement equipment in a timely manner, our business would suffer. In addition, a supplier’s failure to supply this equipment in a timely manner with adequate quality and on terms acceptable to us could disrupt our production schedule or increase our costs of production and service.

Possible new tariffs could have a material adverse effect on our business.

Our business is dependent on the availability of raw materials and components for our Hydrogen Generators, particularly electrical components common in the semiconductor industry, specialty steel products / processing and raw materials. Tariffs or other trade protection measures which are proposed or threatened and the potential escalation of a trade war and retaliation measures could have a material adverse effect on our business, results of operations and financial condition.

19

To the extent practicable, given the limitations in supply chain previously discussed, although we currently maintain alternative sources for materials, our business is subject to the risk of price fluctuations and periodic delays in the delivery of certain materials, which tariffs may exacerbate. Disruptions in the supply of raw materials and components could temporarily impair our ability to manufacture our Hydrogen Generators for our customers or require us to pay higher prices in order to obtain these raw materials or components from other sources, which could affect our business and our results of operations.

Fusion Fuel’s business plan leverages Portugal’s Hydrogen Strategy and Portugal’s investment in a Green Hydrogen economy. If there are any delays in the rollout of legislation or changes to Portugal’s Hydrogen Strategy, this could materially impact our business.

Fusion Fuel has its principal offices in Portugal, and all of its initial projects are located in Portugal and other jurisdictions in Southern Europe. All of our projects in Portugal will be impacted by the Portuguese laws governing the energy sector generally and the use of hydrogen specifically (including whether as a gas or fuel, and as pertains to production, storage, transportation, safety, and taxation). Delays in the rollout of legislation or changes to any existing legislation could have a material financial impact on Fusion Fuel and could cause delays to on-going projects and negotiations. Furthermore, economic difficulties or political changes in Portugal and other portions of Southern Europe could alter these governments’ intentions with respect to projects to which they have not yet formally committed. These same issues could have an impact in any new market into which Fusion Fuel enters.

Any disruption to or elimination of Portugal’s Hydrogen Strategy and other strategic plans for hydrogen production in could reduce demand for our products, lead to a reduction in our revenues and adversely impact our operating results and liquidity.

We believe that the demand of our hydrogen energy technologies is impacted by Portugal’s Hydrogen Strategy and other strategic plans for hydrogen production that are emerging in Europe and around the world. These plans could be reduced or discontinued for other reasons, and the reduction, elimination, or expiration of these plans may result in the diminished economic competitiveness of our products to our customers and could materially and adversely affect the growth of alternative energy technologies, including our products, as well as our future operating results and liquidity.

Our business may become subject to increased government regulation.

Our products are subject to laws and regulations, including, for example, state and local ordinances relating to building codes, public safety, electrical and gas pipeline connections, hydrogen transportation and siting and related matters. In certain jurisdictions, these regulatory requirements may be more stringent than in other jurisdictions. Further, as products are introduced into the market commercially, governments may impose new regulations. We do not know the extent to which any such regulations may impact our ability to manufacture, distribute, install and service our products. Any regulation of our products in any of the jurisdictions in which we intend to operate, including any regulations relating to the production, operation, installation, and servicing of our products may increase our costs and the price of our products, and noncompliance with applicable laws and regulations could subject us to investigations, sanctions, enforcement actions, fines, damages, civil and criminal penalties or injunctions. If any governmental sanctions are imposed, our business, operating results, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results and financial condition.

Changes in tax laws or regulations or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our operating results and financial condition.

We will be subject to income taxes in various jurisdictions. A number of factors may adversely affect our future effective tax rates, such as the jurisdictions in which our profits are determined to be earned and taxed; changes in the valuation of our deferred tax assets and liabilities; adjustments to estimated taxes upon finalization of various tax returns; changes in available tax credits, grants and other incentives; changes in stock-based compensation expense; the availability of loss or credit carryforwards to offset taxable income; changes in tax laws, regulations, accounting principles or interpretations thereof; or examinations by jurisdictions that disagree with interpretations of tax rules and regulations in regard to positions taken on tax filings. A change in our effective tax rate due to any of these factors may adversely affect our future results from operations.

20

In addition, as our business grows, we are required to comply with increasingly complex taxation rules and practices. We will be subject to tax in multiple jurisdictions as we expand internationally. The development of our tax strategies requires additional expertise and may impact how we conduct our business. If our tax strategies are ineffective or we are not in compliance with domestic and international tax laws, our financial position, operating results and cash flows could be adversely affected.

Risks Related to Legal Matters and Regulations

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in the delivery and installation of our Hydrogen Generators.

We are subject environmental laws and regulations as well as environmental laws in each jurisdiction in which we operate. Environmental laws and regulations can be complex and may often change. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines, and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties or third-party damages. In addition, ensuring we are in compliance with applicable environmental laws requires significant time and management resources and could cause delays in our ability to build out, equip and operate our facilities as well as service our fleet, which would adversely impact our business, our prospects, our financial condition, and our operating results. If contamination is discovered in the future at properties formerly owned or operated by us or currently owned or operated by us, or properties to which hazardous substances were sent by us, it could result in our liability under environmental laws and regulations. Many of our customers who purchase our Hydrogen Generators have high sustainability standards, and any environmental noncompliance by us could harm our reputation and impact a current or potential customer’s buying decision. Additionally, in many cases we contractually commit to performing all necessary installation work on a fixed-price basis, and unanticipated costs associated with environmental remediation and/or compliance expenses may cause the cost of performing such work to exceed our revenue. The costs of complying with environmental laws, regulations, and customer requirements, and any claims concerning noncompliance or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or our operating results.

The installation and operation of our Hydrogen Generators are subject to environmental laws and regulations in various jurisdictions, and there is uncertainty with respect to the interpretation of certain environmental laws and regulations to our Hydrogen Generators, especially as these regulations evolve over time.

We are committed to compliance with applicable environmental laws and regulations including health and safety standards, and we continually review the operation of our Hydrogen Generators for health, safety, and environmental compliance. Maintaining compliance with laws and regulations can be challenging given the changing patchwork of environmental laws and regulations that prevail at the federal, state, regional, and local level. Most existing environmental laws and regulations preceded the introduction of our innovative fuel cell technology and were adopted to apply to technologies existing at the time (i.e., large coal, oil, or gas-fired power plants). Currently, there is generally little guidance from these agencies on how certain environmental laws and regulations may or may not be applied to our technology. Furthermore, we have not yet determined whether our Hydrogen Generators will satisfy regulatory requirements in locations in which we do not currently sell Hydrogen Generators but may pursue in the future. While we have determined that our Hydrogen Generators do not present any significant health hazard, based on our modelling, testing methodology, and measurements, we cannot assure you that regulators or governments in the regions where we sell and intend to sell Hydrogen Generators will reach the same conclusions. We may not be able to adapt to changing laws and regulations, or changing interpretations of existing laws and regulations. Any such failure could materially and adversely affect our business, results of operations, and financial condition.

21

We may become subject to product liability claims which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may in the future become subject to product liability claims. Our Hydrogen Generators produce flammable gases and therefore must operate in accordance with the required safety standards and rules applicable in each jurisdiction. These claims could require us to incur significant costs to defend. Furthermore, any successful product liability claim could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our Company and our Hydrogen Generators, which could harm our brand, our business prospects, and our operating results.

Future litigation or administrative proceedings could have a material adverse effect on our business, our financial condition and our results of operations.

From time to time, we may be involved in legal proceedings, administrative proceedings, claims, and other litigation that could arise in the ordinary course of business. We may incur costs and expenses in connection with defending ourselves or in connection with the payment of any settlement or judgment or compliance with any ruling in connection therewith. The expense of defending litigation may be significant. The amount of time to resolve lawsuits is unpredictable and defending ourselves may divert management’s attention from the day to day operations of our business, which could adversely affect our business, financial condition, results of operations and cash flows. Unfavorable outcomes or developments relating to proceedings to which we are a party or transactions involving our products such as judgments for monetary damages, injunctions, or denial or revocation of permits, could have a material adverse effect on our business, our financial condition, and our results of operations. In addition, settlement of claims could adversely affect our financial condition and our results of operations.

In addition, since our Hydrogen Generator is a new type of product in a nascent market, we may in the future need to seek the amendment of existing regulations, or in some cases the development of new regulations, in order to operate our business in some jurisdictions. Such regulatory processes may require public hearings concerning our business, which could expose us to subsequent litigation.

Risks Relating to our Intellectual Property

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.

Our ability to compete effectively will depend, in part, on our ability to protect our proprietary technologies and processes. Although we have taken many protective measures to protect our trade secrets including agreements, limited access, segregation of knowledge, password protections, and other measures, policing unauthorized use of proprietary technology can be difficult and expensive. Also, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation may result in our intellectual property rights being challenged, limited in scope, or declared invalid or unenforceable. We cannot be certain that the outcome of any litigation will be in our favor, and an adverse determination in any such litigation could impair our intellectual property rights, our business, our prospects, and our reputation.

We rely primarily on patent, trade secret, and non-disclosure, confidentiality, and other types of contractual restrictions to establish, maintain, and enforce our intellectual property and proprietary rights. However, our rights under these laws and agreements afford us only limited protection and the actions we take to establish, maintain, and enforce our intellectual property rights may not be adequate. For example, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated or our intellectual property rights may not be sufficient to provide us with a competitive advantage, any of which could have a material adverse effect on our business, financial condition, or operating results. In addition, the laws of some countries do not protect proprietary rights as fully as do the laws of the United States or countries across Europe. As a result, we may not be able to protect our proprietary rights adequately abroad.

22

Our patent applications may not result in issued patents, and our issued patents may not provide adequate protection, either of which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. The status of patents involves complex legal and factual questions, and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued or that our patents and any patents that may be issued to us in the future will afford protection against competitors with similar technology. In the case of patents to be issued, we do not know that the claims allowed will be sufficiently broad to protect our technology or processes. Even if all of our patent applications are issued and are sufficiently broad, our patents may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights. Furthermore, even if these patent applications are accepted and the associated patents issued, some foreign countries provide significantly less effective patent enforcement than in the United States or countries across Europe.

In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, our prospects, and our operating results.

We may need to defend ourselves against claims that we infringed, misappropriated, or otherwise violated the intellectual property rights of others, which may be time-consuming and would cause us to incur substantial costs.

The tools, techniques, methodologies, processes, programs and components that we intend to use to provide our solutions may infringe upon the intellectual property rights of others. Companies, organizations, or individuals, including our competitors, may hold or obtain patents or other proprietary rights that they may in the future believe are infringed by our products or services. Although we are not currently subject to any claims related to intellectual property, these companies holding patents or other intellectual property rights allegedly relating to our technologies could, in the future, make claims or bring suits alleging infringement, misappropriation, or other violations of such rights, or otherwise assert their rights and by seeking licenses or injunctions. Infringement claims generally result in significant legal and other costs and may distract our management from running our core business. We also generally indemnify our customers against claims that the products we supply infringe, misappropriate, or otherwise violate third party intellectual property rights, and we therefore may be required to defend our customers against such claims. If a claim is successfully brought in the future and we or our products are determined to have infringed, misappropriated, or otherwise violated a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease selling or using our products that incorporate the challenged intellectual property;

●	pay substantial damages (including treble damages and attorneys’ fees if our infringement is determined to be willful);

●	obtain a license from the holder of the intellectual property right, which may not be available on reasonable terms or at all; or

●	redesign our products or means of production, which may not be possible or cost-effective.

Any of the foregoing could adversely affect our business, prospects, operating results, and financial condition. In addition, any litigation or claims, whether or not valid, could harm our reputation, result in substantial costs and divert resources and management attention. We may need to pursue lawsuits or legal action in the future to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of the proprietary rights of others. If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine the priority of rights to the trademark. Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours. We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology. Litigation and interference proceedings, even if they are successful, are expensive to pursue and time consuming, and we could use a substantial amount of our management and financial resources in either case.

23

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

Risks Relating to our Financial Condition and Operating Results

Our financial condition and results of operations and other key metrics are likely to fluctuate on a quarterly basis in future periods, which could cause our results for a particular period to fall below expectations, resulting in a severe decline in the price of the Class A Ordinary Shares and Warrants.

Our financial condition and results of operations and other key metrics may fluctuate due to a variety of factors, many of which are beyond our control. For example, the amount of product revenue we will recognize in a given period is materially dependent on the volume of installations of our Hydrogen Generators in that period and the type of financing used by the customer.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

●	the timing of installations, which may depend on many factors such as availability of inventory, product quality or performance issues, or local permitting requirements, utility requirements, environmental, health, and safety requirements, weather, and customer facility construction schedules;

●	size of particular installations and number of sites involved in any particular quarter;

●	the mix in the type of purchase or financing options used by customers in a period, the geographical mix of customer sales, and the rates of return required by financing parties in such period;

●	whether we are able to structure our sales agreements in a manner that would allow for the product and installation revenue to be recognized upfront at acceptance;

●	delays or cancellations of Hydrogen Generator installations;

●	fluctuations in our service costs, particularly due to unexpected costs of servicing and maintaining Hydrogen Generators;

●	weaker than anticipated demand for our Hydrogen Generators due to changes in government incentives and policies or due to other conditions;

●	fluctuations in our research and development expense, including periodic increases associated with the pre-production qualification of additional tools as we expand our production capacity;

●	interruptions in our supply chain;

●	the length of the sales and installation cycle for a particular customer;

●	the timing and level of additional purchases by existing customers;

●	unanticipated expenses or installation delays associated with changes in governmental regulations, permitting requirements by local authorities at particular sites, utility requirements and environmental, health, and safety requirements;

●	disruptions in our sales, production, service or other business activities resulting from disagreements with our labor force or our inability to attract and retain qualified personnel; and

24

●	unanticipated changes in federal, state, local, or foreign government incentive programs available for us, our customers, and tax equity financing parties.

●	the ability of counterparties to Hydrogen Power Purchase Agreements (“PPAs”) to fulfil their purchase contracts and payment plans and timely pay invoices as they become due.

Fluctuations in our operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, our revenue, key operating metrics, and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the Class A Ordinary Shares or Warrants.

If we fail to manage our growth effectively, our business and operating results may suffer.

Our current growth and future growth plans may make it difficult for us to efficiently operate our business, challenging us to effectively manage our capital expenditures and control our costs while we expand our operations to increase our revenue. If we experience a significant growth in orders without improvements in automation and efficiency, we may need additional manufacturing capacity and we and some of our suppliers may need additional and capital intensive equipment. Any growth in manufacturing must include a scaling of quality control as the increase in production increases the possible impact of manufacturing defects. In addition, any growth in the volume of sales of our Hydrogen Generators may outpace our ability to engage sufficient and experienced personnel to manage the higher number of installations and to engage contractors to complete installations on a timely basis and in accordance with our expectations and standards. Any failure to manage our growth effectively could materially and adversely affect our business, our prospects, our operating results, and our financial condition. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully.

The accounting treatment related to our revenue-generating transactions is complex, and if we are unable to attract and retain highly qualified accounting personnel to evaluate the accounting implications of our complex or non-routine transactions, our ability to accurately report our financial results may be harmed.

Our revenue-generating transactions include traditional leases, Managed Services Agreements, and PPA transactions, all of which are accounted for differently in our financial statements. Many of the accounting rules related to our financing transactions are complex and require experienced and highly skilled personnel to review and interpret the proper accounting treatment with respect thereto. If we are unable to recruit and retain personnel with the required level of expertise to evaluate and accurately classify our revenue-producing transactions, our ability to accurately report our financial results may be harmed.

Changes in or new interpretations of tax law and currency/repatriation controls could impact the determination of our income tax liabilities for a tax year.

We are subject to the jurisdiction of taxing authorities in all countries in which we operate. The income earned in these various jurisdictions may be taxed on differing bases, including net income actually earned, net income deemed earned, and revenue-based tax withholding. The final determination of our income tax liabilities involves the interpretation of local tax laws, tax treaties and related authorities in each jurisdiction, as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. Changes in the operating environment, including changes in or new interpretations of tax law and currency/repatriation controls, could impact the determination of our income tax liabilities for the tax year.

Parent expects to experience foreign currency gains and losses. Fluctuations in currency exchange rates can adversely affect its profitability.

Parent expects to incur foreign currency transaction gains and losses, primarily related to foreign currency exposures that may arise from its financial reporting in euros and holding the majority of its liquid assets in U.S. dollars from the funds in HL’s trust account. Parent does not enter into or trade financial instruments, including derivative financial instruments, for any purpose. Parent maintains the majority of its cash in U.S. dollars.

25

A sizeable portion of Parent’s expected consolidated revenue and consolidated operating expenses is in foreign currencies. As a result, Parent will be subject to potential limitations that might be imposed on its ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.

Risks Relating to our Operations

If Fusion Fuel is unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could be harmed.

We believe that our success and our ability to reach our strategic objectives are highly dependent on the contributions of our key management, technical, engineering, and sales personnel. The loss of members of Fusion Fuel’s senior management team and other key employees, whether voluntarily or involuntarily, could significantly limit Fusion Fuel’s ability to achieve its strategic objectives by delaying the development and introduction of its products and services and negatively impact our business, prospects, and operating results. None of Fusion Fuel’s key employees is bound by an employment agreement for any specific term. Our future success also depends on Fusion Fuel’s ability to attract, retain and motivate highly skilled employees, particularly employees with electrical and/or mechanical engineering skills or gas management specialties that would enable Fusion Fuel to effectively deliver its green hydrogen solutions to its clients on time and on budget, as well as client relationship managers with relevant regional and international experience. Competition for these executives in Fusion Fuel’s industry is intense and Fusion Fuel may experience difficulty in recruiting and retaining such individuals. Many of the companies with which Fusion Fuel competes for experienced executives and key personnel also have greater resources than it has. As a result, Fusion Fuel may be unable to attract or retain the green energy industry professionals that are critical to its success, resulting in harm to its key client relationships, loss of key information, expertise or know-how and unanticipated recruitment and retaining costs. Additionally, our ability to achieve revenue growth in the future will depend, in part, on Fusion Fuel’s success in recruiting and retaining client development executives. Such executives may require significant on-boarding time and effort in order to achieve full productivity which may impair business and revenue growth. Additionally, the loss of the services of Fusion Fuel’s senior management could make it more difficult to successfully operate its business and pursue Fusion Fuel’s business goals. In addition, we do not have “key person” life insurance policies covering any of Fusion Fuel’s officers or other key employees.

A breach or failure of our networks or computer or data management systems could damage our operations and our reputation.

Our business is dependent on the security and efficacy of our networks and computer and data management systems. For example, all of our Hydrogen Generators are connected to and controlled and monitored by our centralized remote monitoring service, and we rely on our internal computer networks for many of the systems we use to operate our business generally. Although we take protective measures and endeavor to modify them as circumstances warrant, the security of our infrastructure, including the network that connects our Hydrogen Generators to our remote monitoring service, may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have a material adverse impact on our business and our Hydrogen Generators in the field. A breach or failure of our networks or computer or data management systems due to intentional actions such as cyber-attacks, negligence, or other reasons could seriously disrupt our operations or could affect our ability to control or to assess the performance in the field of our Hydrogen Generators and could result in disruption to our business and potentially legal liability. In addition, if certain of our IT systems failed, our production line might be affected, which could impact our business and operating results. These events, in addition to impacting our financial results, could result in significant costs or reputational consequences.

Parent is a holding company. Its sole material assets are its equity interest in Fusion Fuel and its other direct and indirect subsidiaries and it is accordingly dependent upon distributions from them to pay taxes and cover its corporate and other overhead expenses.

We are a holding company and will have no material assets other than our equity interest in Fusion Fuel and our other direct and indirect subsidiaries. We have no independent means of generating revenue. To the extent any subsidiary has available cash, we intend to cause it to make non-pro rata payments to us to reimburse us for our corporate and other overhead expenses. To the extent that we need funds and a subsidiary is restricted from making such distributions or payment under applicable law or regulation or under the terms of any financing arrangements due to restrictive covenants or otherwise, or are otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

26

Fusion Fuel’s ability to generate revenues is substantially dependent upon it entering into satisfactory hydrogen purchase agreements with third parties.

Fusion Fuel plans to own and operate some of the hydrogen farms it develops and will require a hydrogen off-taker (a buyer) to purchase the Green Hydrogen produced as an output over the first 10-15 years of the hydrogen projects developed. However, Fusion Fuel has not yet entered into, and may never be able to enter into, satisfactory commercial arrangements with third parties for its green hydrogen solutions. Because Fusion Fuel’s business plan is substantially dependent on it entering into hydrogen purchase agreements with third parties, if Fusion Fuel is unable to enter into such agreements, its results of operations and financial condition would suffer.

Fusion Fuel’s activities are subject to a number of development risks, operational hazards, regulatory approvals and other risks which may not be fully covered by insurance, and which could cause cost overruns and delays that could have a material adverse effect on its business, results of operations, financial condition, liquidity and prospects.

Siting, development and delivery of Fusion Fuel’s green hydrogen solution will be subject to the risks of delay or cost overruns inherent in any industrial development project resulting from numerous factors, including, but not limited to, the following:

●	Difficulties or delays in obtaining, or failure to obtain, sufficient debt or equity financing on reasonable terms;

●	Failure to obtain all necessary government and third-party permits, approvals and licenses for the construction and operation of any of the proposed facilities;

●	Failure to secure land plots and offshore sites required for the siting and construction of any of the proposed facilities;

●	Failure to enter into power purchase agreements with clients that generate sufficient revenue to support the financing and operation of the project;

●	Difficulties in engaging qualified contractors necessary to the construction of the contemplated project;

●	Shortages of equipment, material or skilled labor;

●	Natural disasters and catastrophes, such as hurricanes, explosions, fires, floods, industrial accidents, hostile military action and terrorism;

●	Unscheduled delays in the delivery of ordered materials;

●	Work stoppages, industrial and labor disputes;

●	Competition with other domestic and international hydrocarbon fuel suppliers and alternative energy providers;

●	Political and regulatory change in the countries in which Parent or any subsidiary of Parent operates;

●	Unanticipated changes in domestic and international marked demand for and supply of green hydrogen, which will depend in part on supplies of and prices for alternative energy sources, coal, natural gas, LNG, crude oil and diesel, and the discovery of new sources of natural resources; and

●	Adverse general economic conditions.

27

Delays beyond the estimated development periods, as well as cost overruns, could increase the cost of completion beyond the amounts that are currently estimated, which could require Parent to obtain additional sources of financing to fund the activities until the proposed project operational (which could cause further delays). The need for more financing may also make the project uneconomic. Delays could also trigger penalties or termination of our agreements with third parties, cause a delay in receipt of revenues projected from the Project or cause a loss of one or more clients. As a result, any significant delay, whatever the cause, could have a material adverse effect on Parent’s business, results of operations, financial condition, liquidity and prospects.

Our business is subject to the risks of earthquakes, fires, floods, tsunamis, pandemics, and other natural catastrophic events and to interruption by man-made problems such as technogenic catastrophic events, computer viruses or terrorism.

Fusion Fuel’s facilities and operations are vulnerable to damage or interruption from earthquakes, fires, floods, pandemics, power losses, natural gas explosions, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events. For example, a significant natural disaster, such as a hurricane, earthquake, tsunami or flood, could have a material adverse effect on our business, results of operations and financial conditions, and our insurance coverage may be insufficient to compensate us for losses that may occur. In addition, acts of terrorism, which may be targeted at power stations as crucial elements of a country’s infrastructure, could cause disruptions in Fusion Fuel’s or its clients’ business or the economy as a whole. Green hydrogen energy transport IT infrastructure may also be vulnerable to computer viruses, break-ins, denial-of-service attacks and similar disruptions from unauthorized tampering with Fusion Fuel’s or its clients’ IT systems, which could lead to interruptions, delays and loss of critical data. We may not have sufficient protection or recovery plans in the event such a disaster should occur. As Fusion Fuel relies heavily on physical infrastructure, computer and communications systems to conduct its business, such disruptions could negatively impact its ability to run its business and either directly or indirectly disrupt its clients’ or supplier’s businesses, which could have a material adverse effect on our business, results of operations and financial condition.

Cybersecurity risks and threats could adversely affect our business.

We rely heavily on information systems to conduct our business. There can be no assurance that the systems we have designed to prevent or limit the effects of cyber incidents or attacks will be sufficient to prevent or detect such incidents or attacks, or to avoid a material impact on our systems when such incidents or attacks do occur. If our systems for protecting against cybersecurity risks are circumvented or breached, this could result in the loss of our intellectual property or other proprietary information, including customer data, and disruption of our business operations.

A cyber incident or attack, could result in the disclosure of confidential or proprietary customer information, theft or loss of intellectual property, damage to our reputation with our customers and the market, failure to meet customer requirements or customer dissatisfaction, theft or exposure to litigation and enforcement actions including under data privacy laws and regulations, damage to equipment (which could cause environmental or safety issues) and other financial costs and losses. In addition, as cybersecurity threats continue to evolve, we may be required to devote additional resources to continue to enhance our protective measures or to investigate or remediate any cybersecurity vulnerabilities. We do not presently maintain insurance coverage to protect against cybersecurity risks. If we procure such coverage in the future, we cannot ensure that it will be sufficient to cover any particular losses we may experience as a result of such cyberattacks.

If Parent is unable to keep pace with technology developments in its industry, this could adversely affect its ability to win, maintain and grow market share.

The alternative energy industry is subject to the introduction of new technologies, some of which may be subject to patent or other intellectual property protections. We intend to introduce and integrate new technologies and procedures used by us and our customers; however, we cannot be certain that we will be able to develop and implement new technologies or services on a timely basis or at an acceptable cost. The alternative energy industry is highly competitive and dominated by a few large players that have resources to invest in new technologies. Our ability to continually provide competitive technology, solutions and services can impact our ability to win, maintain and grow our market share and to negotiate acceptable commercial terms with our potential clients. If we are unable to acquire or develop competitive technology or deliver it to our clients in a timely and cost-competitive manner in the markets we serve, it could adversely affect our financial condition, results of operations and cash flows.

28

Parent’s failure to comply with complex U.S. and foreign laws and regulations could have a material adverse effect on its operations.

We are subject to complex U.S. and foreign laws and regulations, such as the U.S. Foreign Corrupt Practices Act, the U.S. Foreign Account Tax Compliance Act, and various other anti-bribery and anti-corruption laws. We may also be subject to trade control regulations and trade sanctions laws that restrict the movement of certain goods to, and certain operations in, various countries or with certain persons. The internal controls, policies and procedures, and employee training and compliance programs we expect to implement to deter prohibited practices may not be effective in preventing employees, contractors or agents from violating or circumventing such internal policies or violating applicable laws and regulations. Any determination that we have violated or are responsible for violations of anti-bribery, trade control, trade sanctions or anti-corruption laws could have a material adverse effect on our financial condition and may result in fines and penalties, administrative remedies or restrictions on business conduct, and could have a material adverse effect on our reputation and our business.

Risks Relating to Irish Law

A transfer of Class A Ordinary Shares or Warrants, other than one effected by means of the transfer of book-entry interests in the Depositary Trust Company, may be subject to Irish stamp duty.

The Irish Revenue Commissioners have confirmed that transfers of Class A Ordinary Shares and Warrants effected by means of the transfer of book entry interests in the Depositary Trust Company (“DTC”) will not be subject to Irish stamp duty. It is anticipated that the majority of Class A Ordinary Shares and Warrants will be traded through DTC by brokers who hold such shares on behalf of customers. However, if you hold your Class A Ordinary Shares and/or Warrants directly rather than beneficially through DTC, any transfer of your Class A Ordinary Shares and/or Warrants could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your shares.

If the Class A Ordinary Shares or Warrants are not eligible for deposit and clearing within the facilities of DTC, then transactions in the Class A Ordinary Shares and/or Warrants may be disrupted.

The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. The Class A Ordinary Shares and the Warrants are eligible for deposit and clearing within the DTC system. On December 10, 2020, we entered into arrangements with DTC whereby we agreed to indemnify DTC for any Irish stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for the Class A Ordinary Shares and Warrants and, in consideration for such indemnification, DTC agreed to accept the Class A Ordinary Shares and Warrants for deposit and clearing within its facilities.

However, although DTC has initially accepted the Class A Ordinary Shares and Warrants, it generally will have discretion to cease to act as a depository and clearing agency for the Class A Ordinary Shares and/or Warrants. If DTC determines at any time that the Class A Ordinary Shares and/or Warrants are not eligible for continued deposit and clearance within its facilities, then we believe the Class A Ordinary Shares and/or Warrants would not be eligible for continued listing on a U.S. securities exchange and trading in the Class A Ordinary Shares and/or Warrants would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Class A Ordinary Shares and/or Warrants.

An investment in the Class A Ordinary Shares may result in uncertain U.S. federal income tax consequences.

An investment in the Class A Ordinary Shares may result in uncertain U.S. federal income tax consequences. See “Anticipated Material U.S. Federal Income Tax Consequences to U.S. Holders of Parent Securities”. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding and disposing of the Class A Ordinary Shares.

29

In certain limited circumstances, dividends paid by Parent may be subject to Irish dividend withholding tax.

Parent does not intend to pay dividends on its capital stock in the foreseeable future. If Parent were to declare and pay dividends, in certain limited circumstances, dividend withholding tax (currently at a rate of 25%) may arise in respect of dividends paid on the Class A Ordinary Shares. A number of exemptions from dividend withholding tax exist such that shareholders resident in the U.S. and other exempt countries may be entitled to exemptions from dividend withholding tax.

The Irish Revenue Commissioners have confirmed that shareholders resident in the U.S. that hold their Class A Ordinary Shares through DTC will not be subject to dividend withholding tax, provided the addressees of the beneficial owners of such Class A Ordinary Shares in the records of the brokers holding such Class A Ordinary Shares are recorded as being in the U.S. (and such brokers have further transmitted the relevant information to a qualifying intermediary appointed by Parent). However, other holders of Class A Ordinary Shares may be subject to dividend withholding tax, which could adversely affect the price of their Class A Ordinary Shares.

Dividends received by Irish residents and certain other shareholders may be subject to Irish income tax.

Shareholders entitled to an exemption from Irish dividend withholding tax on dividends received from Parent will not be subject to Irish income tax in respect of those dividends unless they have some connection with Ireland other than their shareholding in Parent (for example, they are resident in Ireland). Shareholders who receive dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on those dividends.

Class A Ordinary Shares or Warrants received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

Irish capital acquisitions tax (“CAT”) could apply to a gift or inheritance of Class A Ordinary Shares or Warrants irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Ordinary Shares and Warrants will be regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents.

It is recommended that each shareholder consult his or her own tax advisor as to the tax consequences of holding Class A Ordinary Shares and Warrants in, and receiving distributions from, Parent.

Provisions in Parent’s M&A and under Irish law could make an acquisition of Parent more difficult, may limit attempts by Parent shareholders to replace or remove Parent’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with Parent or Parent’s directors, officers, or employees, and may limit the market price of the Class A Ordinary Shares and/or Warrants.

Provisions in Parent’s M&A may have the effect of delaying or preventing a change of control or changes in Parent’s management. Parent’s M&A include provisions that:

●	require that Parent’s board of directors is classified into three classes of directors with staggered three-year terms;

●	permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships;

●	require the votes of the holders of Class B Ordinary Shares to do any of the following:

●	liquidate, dissolve or wind-up the business and affairs of Fusion Fuel;

●	effect any merger or consolidation in which Parent is a constituent party or a subsidiary of Parent is a constituent party if Parent issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving Parent or a subsidiary in which the shares of capital stock of Parent outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation);

30

●	sell, lease, transfer, exclusively license or otherwise dispose, in a single transaction or series of related transactions, by Parent or any subsidiary of Parent of all or substantially all the assets of Parent and any subsidiary, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of Parent if substantially all of the assets of Parent and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of Parent;

●	permit the sale of all or substantially all of the shares of Class A Ordinary Shares and Class B Ordinary Shares to an independent third-party or group;

●	amend, alter or repeal any provision of Parent’s M&A;

●	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or equity securities convertible into capital stock of Parent;

●	expand or otherwise alter the size of the Board of Directors of Parent or Fusion Fuel; and

●	remove any member of the Board of Directors of Fusion Fuel.

●	prohibit shareholder action by written consent without unanimous approval of all holders of Class A Ordinary Shares and Class B Ordinary Shares; and

●	Provide that each Class B Ordinary Share shall be convertible at the option of the holder at any time into one Class A Ordinary Share, and that all Class B Ordinary Shares shall automatically convert into an equal number of Class A Ordinary Shares on December 31, 2023.

As an Irish public limited company, certain capital structure decisions regarding Parent will require the approval of the shareholders of Parent, which may limit Parent’s flexibility to manage its capital structure.

Irish law generally provides that a board of directors may allot and issue shares (or rights to subscribe for or convert into shares) if authorized to do so by a company’s constitution or by an ordinary resolution. Such authorization may be granted for up to the maximum of a company’s authorized but unissued share capital and for a maximum period of five years, at which point it must be renewed by another ordinary resolution. Parent’s M&A authorizes the board of directors of Parent to allot shares up to the maximum of Parent’s authorized but unissued share capital until 31 December 2023. This authorization will need to be renewed by ordinary resolution upon its expiration and at periodic intervals thereafter. Under Irish law, an allotment authority may be given for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of shares being sought or approved.

While Irish law also generally provides shareholders with pre-emptive rights when new shares are issued for cash, it is possible for Parent’s M&A, or for shareholders of Parent in a general meeting, to exclude such pre-emptive rights. Parent’s M&A excludes pre-emptive rights until 31 December 2023. This exclusion will need to be renewed by special resolution upon its expiration and at periodic intervals thereafter. Under Irish law, a disapplication of pre-emption rights may be authorized for up to five years at each renewal, but governance considerations may result in renewals for shorter periods or for less than the maximum permitted number of unissued shares being sought or approved.

31

Attempted takeovers of Parent will be subject to the Irish Takeover Rules and will be under the supervisory jurisdiction of the Irish Takeover Panel. Accordingly, Parent’s board of directors may be limited by the Irish Takeover Rules in its ability to defend an unsolicited takeover attempt.

Due to the listing of the Class A Ordinary Shares on Nasdaq, Parent is subject to the Irish Takeover Panel Act, 1997, Irish Takeover Rules 2013 (“Irish Takeover Rules”), under which Parent is not be permitted to take certain actions that might “frustrate” an offer for Class A Ordinary Shares once the board of directors has received an offer, or has reason to believe an offer is or may be imminent, without the approval of more than 50% of shareholders entitled to vote at a general meeting of our shareholders or the consent of the Irish Takeover Panel. This could limit the ability of Parent’s board of directors to take defensive actions even if it believes that such defensive actions would be in our best interests or the best interests of our shareholders.

The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in situations involving multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the board of directors of Parent will not be permitted, without shareholder approval, to take certain actions which might frustrate an offer for Parent Shares once the board of directors of Parent has received an approach that might lead to an offer or has reason to believe that an offer is, or may be, imminent.

Under the Irish Takeover Rules, if an acquisition of Class A Ordinary Shares and Class B Ordinary Shares were to increase the aggregate holdings of the acquirer (together with its concert parties) to 30% or more of the voting rights of Parent, such acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding Class A Ordinary Shares and Class B Ordinary Shares at a price not less than the highest price paid by such acquirer or its concert parties for Parent Shares during the previous 12 months. This requirement would also be triggered by the acquisition of Class A Ordinary Shares and Class B Ordinary Shares by any person holding (together with its concert parties) between 30% and 50% of the voting rights of Parent if the effect of such acquisition were to increase that person’s voting rights by 0.05% within a 12-month period.

Anti-takeover provisions in Parent’s M&A could make an acquisition of Parent more difficult. Parent’s M&A contains provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of Class A Ordinary Shares, adversely affect the market price of Class A Ordinary Shares, and adversely affect the voting and other rights of shareholders of Parent. These provisions include: (i) permitting the board of directors of Parent to issue preference shares without the approval of Parent’s shareholders, with such rights, preferences and privileges as they may designate; and (ii) allowing the board of directors of Parent to adopt a shareholder rights plan upon such terms and conditions as it deems expedient in the interests of Parent.

The operation of the Irish Takeover Rules may affect the ability of certain parties to acquire Class A Ordinary Shares.

Under the Irish Takeover Rules if an acquisition of ordinary shares were to increase the aggregate holding of the acquirer and its concert parties to ordinary shares that represent 30% or more of the voting rights of Parent, the acquirer and, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for the outstanding ordinary shares at a price not less than the highest price paid for the ordinary shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of ordinary shares by a person holding (together with its concert parties) ordinary shares that represent between 30% and 50% of the voting rights in Parent if the effect of such acquisition were to increase that person’s percentage of the voting rights by 0.05% within a 12 month period. Under the Irish Takeover Rules, certain separate concert parties will be presumed to be acting in concert. The board of directors of Parent and their relevant family members, related trusts and “controlled companies” are presumed to be acting in concert with any corporate shareholder who hold 20% or more of Parent.

The application of these presumptions may result in restrictions upon the ability of any of the concert parties and/or members of Parent’s board of directors to acquire more of our securities, including under the terms of any executive incentive arrangements. Accordingly the application of the Irish Takeover Rules may frustrate the ability of certain of our shareholders and directors to acquire our ordinary shares.

32

Investors may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited, because Parent is formed under Irish law.

Parent is a company formed under the laws of Ireland, all of its properties are located outside of the United States, a majority of our directors and officers reside outside of the United States and all our assets are and are likely in the future to be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights against us, to effect service of process upon our directors or officers or to enforce judgements of United States courts predicated upon civil liabilities and criminal penalties on our directors under United States laws.

Our corporate affairs will be governed by our M&A, the Irish Companies Act and the common law of Ireland. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Irish law are governed by the Irish Companies Act and the common law of Ireland. The rights of the Parent shareholders and the fiduciary responsibilities of our directors under Irish law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, Ireland has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.

The jurisdiction and choice of law clauses set forth in the Amended and Restated Warrant Agreement, and Parent’s status as an Irish company, may have the effect of limiting a warrantholder’s ability to effectively pursue its legal rights against Parent in any United States court.

The Amended and Restated Warrant Agreement provides that disputes arising under the Amended and Restated Warrant Agreement are governed by New York law and that Parent consents to jurisdiction in courts of the State of New York or the United States District Court for the Southern District of New York. This provision may limit the ability of warrantholders to bring a claim against Parent other than in courts of the State of New York or the United States District Court for the Southern District of New York and may limit a warrantholder’s ability to bring a claim in a judicial forum that it finds more favorable for disputes under the Amended and Restated Warrant Agreement. The Amended and Restated Warrant Agreement, however, also expressly makes clear that this choice of law and forum provision shall not restrict a warrantholder from bringing a claim under the Securities Act or the Exchange Act in any federal or state court having jurisdiction over such claim. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Irrespective of the ability of a warrantholder to bring an action in any such forum, due to the fact that Parent is an Irish company with all of its properties located outside of the United States, if a warrantholder brings a claim against Parent under the Amended and Restated Warrant Agreement, the Securities Act or Exchange Act, or otherwise, such warrantholder may have difficulty pursuing its legal rights against Parent in any United States courts having jurisdiction over any such claims.

Parent may be classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors in Parent’s securities.

Based on the current and anticipated value of Parent’s assets, including goodwill, and the composition of Parent’s potential income streams, assets and operations, we do not believe Parent will be classified as a “passive foreign investment company,” or PFIC, for the taxable year ended on December 31, 2020. However, the application of the PFIC rules is subject to uncertainty in several respects and furthermore we cannot assure you that the U.S. Internal Revenue Service, the IRS, will not take a contrary position. Furthermore, a separate determination must be made after the close of each taxable year as to whether Parent is a PFIC for that year. Accordingly, notwithstanding the current expectation that we will not be classified as a PFIC, we cannot assure you that we have not been a PFIC or that we will not be a PFIC for our current taxable year or any future taxable year. A non-US company will be considered a PFIC for any taxable year if (i) at least 75% of its gross income is passive income (including interest income), or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. If we were to be ultimately classified as a PFIC for any taxable year during which a U.S. holder holds the Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder, including (i) the treatment of all or a portion of any gain on disposition of the Class A Ordinary Shares as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) the obligation to comply with certain reporting requirements.

33

Risks related to COVID-19

The ongoing COVID-19 pandemic may adversely affect Parent’s business, results of operations, and financial condition.

The COVID-19 pandemic has resulted in governmental authorities worldwide implementing numerous measures to contain the virus, including travel restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets. The pandemic may also amplify many of the other risks described in this prospectus.

Although the COVID-19 pandemic has not had a material effect on Fusion Fuel’s business, we cannot assure you that it will not materially affect Fusion Fuel’s business in the future. Fusion Fuel has been and will continue monitoring and adjusting as appropriate its operations in response to the COVID-19 pandemic, noting that there have been no positive COVID-19 cases from any of the teams supporting Fusion Fuel projects or activities. Although Fusion Fuel has been able to maintain some of its operations during the pandemic and has maintained its engagements with suppliers, other operations have been delayed or suspended under applicable government orders and guidance, including delays or disruptions in Fusion Fuel’s research and development, sales, marketing, installation and operations and maintenance activities. Although Fusion Fuel’s affected manufacturing facilities continue to operate while these orders are in effect and Fusion Fuel’s business activities have not been materially impacted to date, Fusion Fuel cannot provide assurances that the COVID-19 pandemic or additional governmental actions in response thereto will not further impact operations. For example, if Fusion Fuel’s management, employees, contractors, customers or affiliates, such as the third party general contractors with which Fusion Fuel partners for installations, are affected by illness or by preventative measures such as social distancing, Fusion Fuel’s operations, demand for Fusion Fuel’s product, and installation, maintenance and oversight activities may be disrupted or Fusion Fuel may be required to incur additional costs in order to maintain operations. In addition, to the extent that any of Fusion Fuel’s employees separate from Fusion Fuel in response to the pandemic or governmental responses to the pandemic, it may be difficult or impossible to replace them. Additionally, operations that are not currently impacted could be delayed or suspended at any time in the event of changes to applicable government orders or the interpretation of existing orders.

Fusion Fuel may also experience delays from certain vendors and suppliers that have been affected more directly by COVID-19, which, in turn, could cause delays in the manufacturing and installation of Fusion Fuel’s Hydrogen Generators. It may not be possible to find replacement products or supplies, and ongoing delays could affect Fusion Fuel’s business and growth. Government orders in various jurisdictions have had the effect of disrupting the supply chain on which Fusion Fuel relies for certain parts critical to Fusion Fuel’s manufacturing and maintenance capabilities, which impacts both Fusion Fuel’s sale and installation of new products and Fusion Fuel’s operations and maintenance of previously-sold Hydrogen Generators.

Even if Fusion Fuel is able to identify alternate suppliers that are able to meet its needs, the international air and sea logistics systems have been heavily impacted by the COVID-19 pandemic. Air carriers have significantly reduced their passenger and air freight capacity, and many ports are either temporarily closed or have reduced their hours of operation. Actions by government agencies may further restrict the operations of freight carriers, which would negatively impact Fusion Fuel’s ability to receive the parts and supplies it needs to manufacture its Hydrogen Generators or to deliver them to customers. This may also interfere with Fusion Fuel’s ability to develop business outside of Portugal, as Fusion Fuel’s team will experience difficulty meeting new prospective clients and visiting and monitoring installations in jurisdictions that are accessible only by air travel.

Fusion Fuel’s installation operations have also been adversely impacted by the COVID-19 pandemic, and these adverse impacts may increase in severity or continue indefinitely, including following the lifting of “shelter in place” orders. For example, Fusion Fuel’s projects have experienced delays and may continue to experience delays relating to, among other things, shortages in available labor for design, installation and other work; the effects on the COVID-19 pandemic on suppliers in general but especially Fusion Fuel’s general contractors, their sub-contractors, medium-voltage electrical gear suppliers, and a wide range of engineering and construction related specialist suppliers on whom Fusion Fuel relies for successful and timely installations; the completion of work required by gas and electric utilities on which Fusion Fuel is critically dependent; necessary civil and utility inspections; and the review of Fusion Fuel’s permit submissions and issuance of permits with multiple authorities that have jurisdiction over Fusion Fuel’s activities. Additionally, Fusion Fuel has experienced delays and interruptions to its installation activities where customers have shut down or otherwise limited access to their facilities. This may continue to affect Fusion Fuel’s ability to install its systems or increase in severity as the pandemic continues to affect key markets.

34

Fusion Fuel is not the only business impacted by these shortages and delays, which means that Fusion Fuel may in the future face increased competition for scarce resources, which may result in continuing delays or increases in the cost of obtaining such services, including increased labor costs and/or fees to expedite permitting. Additionally, while construction activities have to date been deemed “essential business” and allowed to proceed in many jurisdictions, Fusion Fuel has experienced interruptions and delays caused by confusion related to exemptions for “essential business” amongst suppliers and their sub-contractors. Future changes in applicable government orders or regulations, or changes in the interpretation of existing orders or regulations, could result in reductions in the scope of permitted construction activities or prohibitions on such activities. An inability to install Fusion Fuel’s Hydrogen Generators would negatively impact Fusion Fuel’s acceptances, cash and revenue.

Fusion Fuel cannot predict at this time the full extent to which COVID-19 will impact its business, results and financial condition, which will depend on many factors. These include, among others, the extent of harm to public health, the willingness of Fusion Fuel’s employees to travel and work in Fusion Fuel’s manufacturing facilities and at installation sites even if permitted to do so, the disruption to the global economy and to Fusion Fuel’s potential customer base, impacts on liquidity and the availability of capital, and governmental actions taken in response to the pandemic. Fusion Fuel is staying in close communication with its manufacturing facilities, employees, customers, suppliers and partners, and acting to mitigate the impact of this dynamic and evolving situation, but there is no guarantee that Fusion Fuel will be able to do so.

General Risks

As a foreign private issuer, we are exempt from a number of rules under the Exchange Act, we are permitted to file less information with the SEC than domestic companies, and we will be permitted to follow home country practice in lieu of the listing requirements of Nasdaq, subject to certain exceptions. Accordingly, there may be less publicly available information concerning us than there is for issuers that are not foreign private issuers.

As a foreign private issuer, we are exempt from certain rules under the Exchange Act, including certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act, our board of directors, officers and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act, and we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers. Foreign private issuers are also not required to comply with Regulation FD, which restricts the selective disclosure of material non-public information. Accordingly, there may be less publicly available information concerning us than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.

In addition, certain information may be provided by us in accordance with Irish law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. As a foreign private issuer, under Nasdaq rules we are subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of Nasdaq permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of Nasdaq, including, for example, certain internal controls as well as board, committee and director independence requirements. We currently do not, and currently do not intend to, follow any Irish corporate governance practices in lieu of Nasdaq corporate governance rules, but we cannot assure you that this will not change after consummation of the Transactions. If we determine to follow Irish corporate governance practices in lieu of Nasdaq corporate governance standards, we will disclose each Nasdaq rule that we do not intend to follow and describe the Irish practice that we will follow in lieu thereof.

35

Parent is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Class A Ordinary Shares less attractive to investors.

Parent is an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, Parent is only required to provide two years of audited financial statements and only two years of related selected financial data and management discussion and analysis of financial condition and results of operations disclosure. In addition, Parent is not required to obtain auditor attestation of its reporting on internal control over financial reporting, has reduced disclosure obligations regarding executive compensation and is not required to hold non-binding advisory votes on executive compensation. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. Parent has elected to take advantage of such extended transition period. Parent cannot predict whether investors will find the Class A Ordinary Shares to be less attractive as a result of its reliance on these exemptions. If some investors find the Class A Ordinary Shares to be less attractive as a result, there may be a less active trading market for the Class A Ordinary Shares and the price of the Class A Ordinary Shares may be more volatile.

Parent will remain an emerging growth company until the earliest of: (i) the end of the fiscal year in which Parent has total annual gross revenue of $1.07 billion; (ii) the last day of Parent’s fiscal year following the fifth anniversary of the date on which HL consummated its initial public offering; (iii) the date on which Parent issues more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of the Parent Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter.

Further, there is no guarantee that the exemptions available to Parent under the JOBS Act will result in significant savings. To the extent that Parent chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact Parent’s financial condition.

We will incur significant costs and devote substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of Parent in the future.

As a company subject to reporting requirements in the United States, we will incur significant legal, accounting and other expenses that Parent would not have incurred as a private Irish company. For example, Parent will be subject to the reporting requirements of the Exchange Act and is required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Compliance with these requirements will increase Parent’s legal and financial compliance costs and will make some activities more time consuming and costly, while also diverting management attention. In particular, Parent expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when it is no longer an emerging growth company as defined by the JOBS Act.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls over financial reporting are necessary for us to provide reliable and accurate financial reports and effectively prevent fraud. Our compliance with the annual internal control report requirement will depend on the effectiveness of our financial reporting and data systems and controls. Inferior internal controls increase the possibility of errors and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

In addition, our internal control systems rely on people trained in the execution of the controls. Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.

36

Future changes in U.S. and foreign tax laws could adversely affect us.

The U.S. Congress, the Organisation for Economic Co-operation and Development, and government agencies in jurisdictions where we and our affiliates do business have focused on issues related to the taxation of multinational corporations. In particular, specific attention has been paid to “base erosion and profit shifting”, where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result the tax laws in Ireland, Portugal and other countries in which we and our affiliates do business could change on a prospective or retroactive basis, and any such change could adversely affect us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, among other things, statements relating to:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	the length and severity of the COVID-19 pandemic, including its impact on our business and on demand, project development, construction, operations, and maintenance, finance, and our global supply chains, actions that may be taken by governmental authorities to contain the outbreak or treat its impacts, and the ability of our customers, suppliers, vendors, and other counterparties to fulfill their contractual obligations to us; and

●	the assumptions underlying or related to any of the foregoing.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

37

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities under this prospectus. We will, however, receive up to $119,630,314 if all of the 10,402,636 Warrants which will be outstanding after the completion of this offering (assuming we issue all 1,137,000 Warrants which may be issued to the former Fusion Fuel Shareholders upon the satisfaction of certain earnout conditions) are exercised for cash at an exercise price of $11.50 per share, whether cash exercised by the Selling Securityholders or by public holders after the resale of the Warrants hereunder. We expect to use proceeds received from the exercise of the Warrants, if any, for working capital and other general corporate purposes.

SELLING SECURITYHOLDERS

This prospectus covers the public resale of our Class A Ordinary Shares and Warrants (including the Class A Ordinary Shares issuable upon exercise of Warrants and conversion of our Class B Ordinary Shares) owned by the Selling Securityholders referred to below. Such Selling Securityholders may from time to time offer and sell pursuant to this prospectus any or all of the Class A Ordinary Shares and/or Warrants owned by them. The Selling Securityholders, however, make no representations that the Class A Ordinary Shares and/or Warrants will be offered for sale. The table below presents information regarding the Selling Securityholders and the Class A Ordinary Shares and/or Warrants that each may offer and sell from time to time under this prospectus.

The following table sets forth:

●	the name and address of each selling securityholder, and the nature of any position, office, or other material relationship between the selling securityholder and Parent;

●	the number of Class A Ordinary Shares and/or Warrants beneficially owned by each selling securityholder prior to the sale of the Class A Ordinary Shares and/or Warrants covered by this prospectus;

●	the number of Class A Ordinary Shares and/or Warrants that may be offered for resale by each selling securityholder pursuant to this prospectus;

●	the number of Class A Ordinary Shares and/or Warrants to be beneficially owned by each selling securityholder following the sale of any Class A Ordinary Shares and/or Warrants covered by this prospectus; and

●	the percentage of our issued and outstanding Class A Ordinary Shares to be owned by each selling securityholder before and after the sale of the Class A Ordinary Shares covered by this prospectus.

The securities offered for resale by the Selling Securityholders hereunder include:

(i)	2,450,000 Class A Ordinary Shares issued in connection with the PIPE;

(ii)	500,000 Warrants which were automatically adjusted pursuant to the terms of the Old HL Warrants issued upon conversion of HL convertible promissory notes in connection with the Merger;

(iii)	500,000 Class A Ordinary Shares issuable upon the exercise of the foregoing Warrants;

38

(iv)	2,125,000 Class A Ordinary Shares issuable upon the conversion of the Class B Ordinary Shares issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(v)	2,125,000 Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vi)	2,125,000 Class A Ordinary Shares issuable upon the exercise of Warrants issued in connection with the Share Exchange to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(vii)	1,137,000 Class A Ordinary Shares which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(viii)	1,137,000 Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(ix)	1,137,000 Class A Ordinary Shares issuable upon the exercise of Warrants which may be issued upon the satisfaction of certain earnout conditions to persons who may be deemed to be underwriters pursuant to Rule 145(c);

(x)	634,241 Class A Ordinary Shares issued to Jeffrey E. Schwarz (who may be deemed to be an underwriter pursuant to Rule 145(c)) upon the consummation of the Merger, the issuance of which was registered on the Form F-4;

(xi)	610,892 Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4;

(xii)	610,892 Class A Ordinary Shares underlying Warrants held by Mr. Schwarz which were automatically adjusted pursuant to the terms of the Old HL Warrants which were previously registered on the Form F-4; and

(xiii)	an aggregate of 40,000 Class A Ordinary Shares which Parent has irrevocably agreed to issue in a private placement to its non-executive directors pursuant to director appointment agreements entered into between Parent and each director.

All information with respect to ownership of our Class A Ordinary Shares and Warrants of the Selling Securityholders has been furnished by or on behalf of the Selling Securityholders and, unless otherwise indicated, is furnished as of January 7, 2021. Based on information supplied by the Selling Securityholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the Selling Securityholders have sole voting and dispositive power with respect to the Class A Ordinary Shares reported as beneficially owned by them.

Because the Selling Securityholders may sell, transfer or otherwise dispose of all, some or none of the Class A Ordinary Shares and/or Warrants covered by this prospectus, we cannot determine the number of such Class A Ordinary Shares and/or Warrants that will be sold, transferred or otherwise disposed of by the Selling Securityholders, or the amount or percentage of Class A Ordinary Shares and/or Warrants that will be held by the Selling Securityholders upon termination of any particular offering or sale, if any. The Selling Securityholders make no representations, however, that they will sell, transfer or otherwise dispose of any Class A Ordinary Shares and/or Warrants in any particular offering or sale. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Ordinary Shares and/or Warrants they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the Selling Securityholders will sell all of the Class A Ordinary Shares and Warrants owned beneficially by them that are covered by this prospectus, but will not sell any other Class A Ordinary Shares and/or Warrants that they presently own.

39

Unless otherwise indicated, the business address of each selling securityholder is c/o Fusion Fuel Green PLC, The Victorians, 15-18 Earlsfort Terrace, Saint Kevin’s, Dublin 2, D02 YX28, Ireland.

		Before the Offering					To be Offered		After the Offering
Selling Securityholder		Number of Class A Ordinary Shares Beneficially Owned before this Offering (1)	Percentage of Class A Ordinary Shares Beneficially Owned before this Offering (2)	Number of Warrants Beneficially Owned before this Offering (1)	Number of Class B Ordinary Shares Beneficially Owned before this Offering (1)	Percentage of Total Voting Power Beneficially Owned before this Offering (3)	Maximum Number of Class A Ordinary Shares Offered for Resale Pursuant to this Offering	Maximum Number of Warrants Offered for Resale Pursuant to this Offering	Number of Class A Ordinary Shares Beneficially Owned after this Offering (1) (4)	Number of Warrants Beneficially Owned after this Offering (1) (4)	Number of Class B Ordinary Shares Beneficially Owned after this Offering (1) (4)	Percentage of Class A Ordinary Shares Beneficially Owned after this Offering (2)	Percentage of Total Voting Power Beneficially Owned after this Offering (3)
Jeffrey E. Schwarz	(5)	1,560,133	13.54%	910,892	0	11.43%	1,560,133	910,892	0	0	0	0.00%	0.00%
Jeffrey Schwarz Children’s Trust	(6)	587,041	5.32%	447,077	0	4.46%	160,000	160,000	427,041	287,077	0	3.93%	3.28%
Benjamin Schwarz	(7)	90,000	*	40,000	0	*	40,000	40,000	50,000	0	0	*	*
João Teixeira Wahnon	(8)	730,000	6.45%	365,000	80,750	5.46%	730,000	365,000	0	0	0	0.00%	0.00%
Frederico Figueira de Chaves	(9)	996,944	8.61%	490,375	206,125	7.39%	996,944	490,375	0	0	0	0.00%	0.00%
Jaime Silva	(10)	895,750	7.80%	447,875	163,625	6.66%	895,750	447,875	0	0	0	0.00%	0.00%
Vicente Falcão e Cunha	(11)	161,500	1.52%	80,750	80,750	1.27%	730,000	365,000	0	0	0	0.00%	0.00%
Fusion Welcome, S.A.	(12)	3,187,500	23.13%	1,593,750	1,593,750	22.27%	3,187,500	1,593,750	0	0	0	0.00%	0.00%
Alla Jezmir	(13)	10,000	*	0	0	*	10,000	0	0	0	0	0.00%	0.00%
Rune Magnus Lundetrae	(14)	26,880	*	0	0	*	10,000	0	16,880	0	0	*	*
António Augusto Gutierrez Sá da Costa	(15)	5,000	*	0	0	*	5,000	0	0	0	0	0.00%	0.00%
Active Pro AS	(16)	8,000	*	0	0	*	8,000	0	0	0	0	0.00%	0.00%
Altitude Capital AS	(17)	54,000	*	0	0	*	54,000	0	0	0	0	0.00%	0.00%
Apollo Asset Ltd.	(18)	156,500	1.48%	0	0	1.23%	156,500	0	0	0	0	0.00%	0.00%
Awilco AS	(19)	14,000	*	0	0	*	14,000	0	0	0	0	0.00%	0.00%
Benestad Eiendom AS	(20)	7,500	*	0	0	*	7,500	0	0	0	0	0.00%	0.00%
Henrik A. Christensen	(21)	12,000	*	0	0	*	12,000	0	0	0	0	0.00%	0.00%
Coeli Sicav I - Energy Transition	(22)	50,500	*	0	0	*	50,500	0	0	0	0	0.00%	0.00%
Compass Capital AS	(23)	13,500	*	0	0	*	13,500	0	0	0	0	0.00%	0.00%
Delphi Global	(24)	225,500	2.13%	0	0	1.77%	225,500	0	0	0	0	0.00%	0.00%
Mr. Jakob Hatteland	(25)	52,500	*	0	0	*	52,500	0	0	0	0	0.00%	0.00%
First Globalt Fokus	(26)	50,500	*	0	0	*	50,500	0	0	0	0	0.00%	0.00%
Helikon Investments Limited	(27)	1,421,334	13.40%	15,428	0	11.16%	878,000	0	543.334	15,428	0	5.72%	4.67%
Klaveness Marine Finance AS	(28)	87,500	*	0	0	*	87,500	0	0	0	0	0.00%	0.00%
Lansdowne Partners (UK) LLP	(29)	235,500	2.22%	0	0	1.85%	235,500	0	0	0	0	0.00%	0.00%
MAK Capital One LLC	(30)	101,000	*	0	0	*	101,000	0	0	0	0	0.00%	0.00%
Orca Capital GmbH	(31)	48,500	*	0	0	*	48,500	0	0	0	0	0.00%	0.00%
Orinoco AS	(32)	17,000	*	0	0	*	17,000	0	0	0	0	0.00%	0.00%
Pescara Invest AS	(33)	17,000	*	0	0	*	17,000	0	0	0	0	0.00%	0.00%
Øyvind Rafto	(34)	15,000	*	0	0	*	15,000	0	0	0	0	0.00%	0.00%
Selaco AS	(35)	8,500	*	0	0	*	8,500	0	0	0	0	0.00%	0.00%
Sierra Global Management LLC	(36)	47,000	*	0	0	*	47,000	0	0	0	0	0.00%	0.00%
Silvercoin Industries AS	(37)	22,500	*	0	0	*	22,500	0	0	0	0	0.00%	0.00%
Skeie Alpha Invest AS	(38)	13,500	*	0	0	*	13,500	0	0	0	0	0.00%	0.00%
Sniptind Invest AS	(39)	27,000	*	0	0	*	27,000	0	0	0	0	0.00%	0.00%
Kristofer Solvang	(40)	20,000	*	0	0	*	20,000	0	0	0	0	0.00%	0.00%
Songa Trading Inc.	(41)	67,500	*	0	0	*	67,500	0	0	0	0	0.00%	0.00%
Rune Sørensen	(42)	8,000	*	0	0	*	8,000	0	0	0	0	0.00%	0.00%
Storfjell AS	(43)	10,000	*	0	0	*	10,000	0	0	0	0	0.00%	0.00%
Tigerstaden AS	(44)	50,000	*	0	0	*	50,000	0	0	0	0	0.00%	0.00%
Trapesa AS	(45)	17,000	*	0	0	*	17,000	0	0	0	0	0.00%	0.00%
Trium Capital Managers Ltd.	(46)	47,500	*	0	0	*	47,500	0	0	0	0	0.00%	0.00%
Uthalden AS	(47)	67,500	*	0	0	*	67,500	0	0	0	0	0.00%	0.00%

40

*	Less than 1%

(1)	Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Accordingly, includes Class A Ordinary Shares issuable upon the exercise of Warrants, Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, Class A Ordinary Shares and Warrants issuable upon the satisfaction of earnout conditions set forth in the Business Combination Agreement (including Class A Ordinary Shares underlying Warrants issuable upon the satisfaction of such earnout conditions), and Class A Ordinary Shares for which Parent has irrevocably agreed to issue to its non-executive directors.

(2)	Percentage of Class A Ordinary Shares outstanding is based on 10,998,722 Class A Ordinary Shares outstanding as of December 31, 2021, plus, in the case of each selling securityholder, the Class A Ordinary Shares issuable upon the exercise of Warrants and upon the conversion of Class B Ordinary Shares, and the Class A Ordinary Shares issuable upon the satisfaction of earnout conditions (including Class A Ordinary Shares underlying Warrants issuable upon the satisfaction of such earnout conditions), and Class A Ordinary Shares for which Parent has irrevocably agreed to issue to its non-executive directors, as applicable, but not including Class A Ordinary Shares issuable to any other person.

(3)	Percentage of total voting power outstanding before the offering is based on 13,123,722 ordinary shares outstanding as of December 31, 2021 (representing 10,998,722 Class A Ordinary Shares and 2,125,000 Class B Ordinary Shares), plus, in the case of each selling securityholder, Class A Ordinary Shares issuable upon the exercise of Warrants and the Class A Ordinary Shares issuable upon the satisfaction of earnout conditions (including Class A Ordinary Shares underlying Warrants issuable upon the satisfaction of such earnout conditions), and Class A Ordinary Shares for which Parent has irrevocably agreed to issue to its non-executive directors, as applicable, but not including Class A Ordinary Shares issuable to any other person.

(4)	Assumes all Class A Ordinary Shares and Warrants offered hereunder are sold.

(5)	Jeffrey Schwarz is the Chairman of the Board of Parent and the father of Benjamin Schwarz. Includes 910,892 Class A Ordinary Shares underlying Warrants and 15,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Schwarz. Does not include shares held by Wendy Schwarz, Benjamin Schwarz, or the Jeffrey Schwarz Children’s Trust, a trust for the benefit of Mr. Schwarz’s children, because Mr. Schwarz has neither voting nor investment power over such shares. Mr. Schwarz disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein. Mr. Schwarz may be deemed to be an underwriter of our securities pursuant to Rule 145(c).

41

(6)	The business address of the Jeffrey Schwarz Children’s Trust is 4142 Trenton Ave, Hollywood, FL 33026. Craig Frank is the trustee of the Jeffrey Schwarz Children’s Trust and holds voting and dispositive power over the securities held thereby. Mr. Frank disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Includes 447,077 Class A Ordinary Shares underlying Warrants.

(7)

Benjamin Schwarz is Head of Investor Relations of Parent and the adult son of Jeffrey Schwarz. Includes 40,000 Class A Ordinary Shares underlying Warrants. Does not include shares held by Wendy Schwarz, Jeffrey Schwarz, or the Jeffrey Schwarz Children’s Trust, a trust for the benefit of Mr. Schwarz and his sister, because Mr. Schwarz has neither voting nor investment power over such shares. Mr. Schwarz disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

(8)	Mr. Teixeira Wahnon is the Chief of Business Development and a Director of Parent. Represents securities held by Numberbubble, S.A., an entity controlled by Mr. Teixeira Wahnon. Mr. Teixeira Wahnon disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 80,750 Class A Ordinary Shares underlying Warrants, 80,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Teixeira Wahnon and Numberbubble, S.A. may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(9)	Mr. Figueira de Chaves is the Chief Financial Officer and a Director of Parent. Represents securities held by Key Family Holding Investimentos e Consultoria de Gestão, Lda. (“KFH”), an entity jointly owned and controlled by Mr. Figueira de Chaves and his brother. Mr. Figueira de Chaves disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 206,125 Class A Ordinary Shares underlying Warrants, 206,125 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Figueira de Chaves and KFH may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(10)	Mr. Silva is the Chief Technology Officer and a Director of Parent. Represents securities held by Magno Efeito, S.A., an entity jointly controlled by Mr. Silva and Márcia Vicente, Mr. Silva’s wife. Mr. Silva disclaims beneficial interest of such securities except to the extent of his pecuniary interest therein. Includes 163,625 Class A Ordinary Shares underlying Warrants, 163,625 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Silva and Magno Efeito, S.A. may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(11)	Represents securities held by Falcfive, Lda. Mr. Falcão e Cunha is the sole director of this entity and has sole voting and dispositive control over the portfolio securities of Falcfive, Lda. Includes 80,750 Class A Ordinary Shares underlying Warrants, 80,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares, 284,250 Class A Ordinary Shares which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, 284,250 Warrants which may be issued upon satisfaction of the earnout criteria in the Business Combination Agreement, and 284,250 Class A Ordinary Shares underlying such Warrants. Mr. Falcão e Cunha and Falcfive Lda. may be deemed to be underwriters of our securities pursuant to Rule 145(c).

(12)	Represents securities held by Fusion Welcome, S.A. There are four shareholders of Fusion Welcome, S.A., none of which has voting or dispositive control over the securities held thereby. The voting and dispositive decisions regarding the portfolio securities of Fusion Welcome, S.A. require unanimous approval of shareholders of Fusion Welcome, S.A. The business address of Fusion Welcome, S.A. is Rua da Fábrica S/N, Almargem do Bispo, Portugal. Includes 1,593,750 Class A Ordinary Shares underlying Warrants and 1,593,750 Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares. Fusion Welcome, S.A. may be deemed to be an underwriter of our securities pursuant to Rule 145(c).

42

(13)	Ms. Jezmir is a Director of Parent. Includes 10,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Ms. Jezmir.

(14)	Mr. Lundetrae is a Director of Parent. Includes 10,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Lundetrae.

(15)	Mr. Gutierrez Sá da Costa is a Director of Parent. Includes 5,000 Class A Ordinary Shares issuable as partial compensation for service as a non-employee director of Parent, pursuant to the director appointment agreement between Parent and Mr. Gutierrez Sá da Costa.

(16)	The principal business address of Active Pro AS is Sparavollen 88, N-3021 Drammen, Norway. Mr. Marius Horgen has investment power over the shares held by this entity.

(17)	The principal business address of Altitude Capital AS is Olav Selvaags plass 5, N-0787 Oslo, Norway. Mr. Grunde Eriksen has investment power over the shares held by this entity.

(18)	The principal business address of Apollo Asset Ltd. is Tour Odeon, 34 Avenue d’Annonciade, Monaco MC-98000. Mr. Arne H. Fredly has investment power over the shares held by this entity.

(19)	The principal business address of Awilco AS is Beddingen 8, N-0250 Oslo, Norway. Mr. Jens-Julius Nygaard has investment power over the shares held by this entity.

(20)	The principal business address of Benestad Eiendom AS is Nedre Storgate 46, N-3015 Drammen, Norway. Mr. Harald Benestad has investment power over the shares held by this entity.

(21)	Mr. Christensen’s address is Apalveien 20, N-0371 Oslo, Norway.

(22)	The principal business address of Coeli Sicav I – Energy Transition (“Coeli Sicav”) is 11-13 Boulevard de la Foire, Luxembourg L-1528. Coeli Asset Management AB is the investment manager of Coeli Sicav. Mr. Vidar Kalvøy is the portfolio manager and has investment power over the shares held by Coeli Sicav.

(23)	The principal business address of Compass Capital AS is Haakon VIIs gate 1, N-0161 Oslo, Norway. Mr. Jan R. Naess has investment power over the shares held by this entity.

(24)	The principal business address of Delphi Global is c/o Storebrand Asset Management, Professor Kohts vei 9, N-1327 Lysaker, Norway. Storebrand Asset Management manages Delphi Global and Mr. Tian Tollefsen is the portfolio manager and has investment power over the shares held by this entity.

(25)	Represents (i) 15,000 Class A Ordinary Shares held by Elhatt AS, (ii) 18,750 Class A Ordinary Shares held by Jahatt AS, and (iii) 18,750 Class A Ordinary Shares held by Jakob Hatteland Holding AS. Mr. Jakob Hatteland has investment power over the shares held by each such entity. Mr. Hatteland disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein. The principal business address of Mr. Hatteland is Stokkastrandvegen 257, N-5578 Nedre Vats, Norway.

(26)	The principal business address of First Globalt Fokus is Munkedamsveien 45E, N-0250 Oslo, Norway. Mr. Nicholas Salbu has investment power over the shares held by this entity.

(27)	The principal business address of Helikon Investments Limited is 105 Jermyn Street, London SW1Y 6EE, United Kingdom. Includes 878,000 Class A Ordinary Shares purchased by Helikon Investments Limited on behalf of Helikon Long Short Equity Fund Master ICAV (the “Fund”) as part of the PIPE Investment. Also includes 15,428 Class A Ordinary Shares underlying Warrants. Helikon Investments Limited is the investment manager of the Fund. Helikon Investments Limited is controlled by Frederico Riggio.

43

(28)	The principal business address of Klaveness Marine Finance AS is Harbitzalléen 2A, N-0275 Oslo, Norway. Mr. Henrik Romero Falch has investment power over the shares held by this entity.

(29)	The principal business address of Lansdowne Partners (UK) LLP is 15 Davies Street, London W1K 3AG, United Kingdom. Per Lekander has investment power over the shares held by this entity.

(30)	The principal business address of MAK Capital One LLC is 590 Madison Avenue, 24th Floor, New York, NY 10022. Michael Kaufman has investment power over the shares held by this entity.

(31)	The principal business address of Orca Capital GmbH is Sperl-Ring 2, 85276 Hettenhausen, Germany. Mr. Thomas Koenig has investment power over the shares held by this entity.

(32)	The principal business address of Orinoco AS is Tennisveien 4C, N-0777 Oslo, Norway. Mr. Nicolas Brun-Lie has investment power over the shares held by this entity.

(33)	The principal business address of Pescara Invest AS is Tjuvholmen Allé 3, N-0252 Oslo, Norway. Mr. Geir Moe is the Chief Executive Officer of this entity and has investment power over the shares held by this entity.

(34)	The principal business address of Mr. Øyvind Rafto is P.O. Box 1440, N-0115 Oslo, Norway.

(35)	The principal business address of Selaco AS is N-4053 Raege, Norway. Mr. Mr. Svend Egil Larsen is the Chief Executive Officer of this entity and has investment power over the shares held by this entity.

(36)	The principal business address of Sierra Global Management LLC is 135 E. 57th St, 11th Floor, New York, NY 10022. Mr. Charles Michaels has investment power over the shares held by this entity.

(37)	The principal business address of Silvercoin Industries AS is Tyrihjellveien 27, N-1639 Gamle Fredrikstad, Norway. Mr. Haakon Saeter has investment power over the shares held by this entity.

(38)	The principal business address of Skeie Alpha Invest AS is Olav V’s gt 6, N-0161 Oslo, Norway. Mr. Ove Lande has investment power over the shares held by this entity.

(39)	The principal business address of Sniptind Invest AS is Skoginspektør Nilsensv, 20, N-6022 Mo i Rana, Norway. Mr. Harald Hjorthen has investment power over the shares held by this entity.

(40)	Mr. Solvang’s address is Østre Holmensvingen 3, N-0744 Oslo, Norway.

(41)	The principal business address of Songa Trading Inc. is Haakon VII’s gt 1, N-0161 Oslo, Norway. Mr. Arne Blystad has investment power over the shares held by this entity.

(42)	Mr. Sørensen’s address is Plahteskogen 14C, N-1363 Høvik, Norway.

(43)	The principal business address of Storfjell AS is Konglungveien 28B, N-1392 Vettre, Norway. Mr. Staale Rodahl is the Chief Executive Officer of this entity and has investment power over the shares held by this entity.

(44)	The principal business address of Tigerstaden AS is Olav Vs gate 5, N-0161 Oslo, Norway. Mr. Ketil Skorstad has investment power over the shares held by this entity.

(45)	The principal business address of Trapesa AS is Bloksbergstien 5, N-1394 Nesbru, Norway. Mr. Snorre Øverland has investment power over the shares held by this entity.

(46)	The principal business address of Trium Capital Managers Ltd. is 60 Gresham Street, London EC2V 7BB, United Kingdom. David Bamber has investment power over the shares held by this entity.

(47)	The principal business address of Uthalden AS is Huk Aveny 19, N-0287 Oslo, Norway. Mr. Harald Moraeus-Hanssen has investment power over the shares held by this entity.

44

Material Relationships with Selling Securityholders

Positions with Parent

Jeffrey Schwarz, Alla Jezmir, Rune Magnus Lundetrae, and António Augusto Gutierrez Sá da Costa are non-employee directors of Parent. João Teixeira Wahnon, Frederico Figueira de Chaves, and Jaime Silva are executive employees and directors of Parent. Each of the foregoing persons are parties to an indemnification agreement with Parent providing indemnification to the fullest extent permitted by law.

Amended and Restated Registration Rights Agreement

On December 10, 2020, Parent entered into an Amended and Restated Registration Rights Agreement (“Amended and Restated Registration Rights Agreement”) with certain securityholders, including Jeffrey Schwarz, the Jeffrey Schwarz Children’s Trust, Benjamin Schwarz, Numberbubble, S.A., Key Family Holding Investimentos e Consultoria de Gestão, Lda., Magno Efeito, S.A., Falcfive, Lda., Fusion Welcome, S.A., Alla Jezmir, Rune Magnus Lundetrae, and António Augusto Gutierrez Sá da Costa, who are each Selling Securityholders named herein. The Amended and Restated Registration Rights Agreement provides such persons with certain demand registration rights and piggy-back registration rights with respect to registration statements filed by Parent.

Amended and Restated Stock Escrow Agreement

On December 10, 2020, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, Parent entered into an amended and restated stock escrow agreement (“Amended and Restated Stock Escrow Agreement”) with HL, certain initial shareholders of HL, including Jeffrey Schwarz and the Jeffrey Schwarz Children’s Trust, and Continental Stock Transfer and Trust Company, as escrow agent (“Continental”), pursuant to which Parent became a party to the existing escrow agreement among HL, its initial shareholders, and Continental, and all references to securities of HL became references to Parent’s securities. Pursuant to the Amended and Restated Stock Escrow Agreement, certain Class A Ordinary Shares (“Escrow Shares”) beneficially owned by the shareholders party thereto will be held in escrow until (i) with respect to 50% of the Escrow Shares, the earlier of (x) December 10, 2021 and (y) the date on which the closing price of the Class A Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing from December 10, 2020 and (ii) with respect to the remaining 50% of the Escrow Shares, December 10, 2021.

Transfer Restrictions

The Business Combination Agreement includes an agreement of the former Fusion Fuel Shareholders, pursuant to which they agreed not to transfer the Class B Ordinary Shares received by them in connection with the Share Exchange or the Class A Ordinary Shares issuable upon satisfaction of the earnout conditions or issuable upon the exercise of Warrants (if issued prior to the end of the following periods), except to certain permitted transferees, for a period ending on December 10, 2021, or earlier if Parent consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Parent’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Indemnification Escrow Agreement

The Business Combination Agreement provides for mutual indemnification by HL and the Fusion Fuel Shareholders for breaches of their respective representations, warranties, and covenants. Claims for indemnification may be asserted once damages exceed a €750,000 threshold and will be reimbursable to the full extent of the damages in excess of such threshold. Claims for indemnification must be brought before the tenth business day after Parent files its annual report for the fiscal year ending December 31, 2021. To provide a source of funds for the Fusion Fuel Shareholders’ indemnification of HL, on December 10, 2020, the Fusion Fuel Shareholders entered into an indemnification escrow agreement with Parent HL, Fusion Fuel, Continental, as escrow agent, and the other parties thereto, pursuant to which an aggregate of 212,500 Class B Ordinary Shares issued to the Fusion Fuel Shareholders in the Transactions was placed into escrow.

45

PIPE Subscription Agreements

As of August 25, 2020, Parent entered into subscription agreements with the PIPE Investors providing for the sale by Parent in a private placement of an aggregate of 2,450,000 Class A Ordinary Shares for gross proceeds to Parent of approximately $25.1 million. The subscription agreements require Parent to file a registration statement registering the resale by the PIPE Investors of the Class A Ordinary Shares issued pursuant to the subscription agreements as soon as reasonably practicable but in no event later than 30 days following the closing of the Transactions, and to use best efforts to have the registration statement declared effective as promptly as practicable thereafter. This Registration Statement is being filed by Parent in satisfaction of that obligation.

Withholding for Irish Taxes: Parent is obligated to issue an aggregate of 40,000 Class A Ordinary Shares to its non-executive directors pursuant to director appointment agreements between Parent and each non-executive director, which shares are registered for resale hereunder. When such shares are issued, Parent may withhold a portion of the shares, with the intention of selling the shares withheld in the open market to satisfy all or a portion of such directors’ Irish income tax and, where applicable, social security obligations.

PLAN OF DISTRIBUTION

We are registering the securities covered by this prospectus to permit the resale of these securities by the holders thereof from time to time after the date of this prospectus.

The Selling Securityholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	on an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through short sales;

46

•	in sales pursuant to Rule 144;

•	by broker-dealers that may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the Selling Securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Securityholders may also sell the securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any supplement or amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be Selling Securityholders for purposes of this prospectus.

The Selling Securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Securityholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify certain of the Selling Securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement for the insider securities and unit purchase option securities, or such Selling Securityholders will be entitled to contribution. We may be indemnified by certain of the Selling Securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus or we may be entitled to contribution.

47

DESCRIPTION OF SECURITIES

The following description of the material terms of the share capital of Parent includes a summary of specified provisions of Parent’s Memorandum and Articles of Association (“M&A”). This description is qualified by reference to Parent’s M&A filed as an exhibit to this Annual Report and incorporated herein by reference.

General

Parent is a public limited company organized and existing under the laws of Ireland. Parent was formed on April 3, 2020 as a private limited company under the name Dolya Holdco 3 Limited, incorporated in Ireland. On July 14, 2020, Parent effected a change of name to Fusion Fuel Green Limited. On October 2, 2020, Parent converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green PLC”. Parent’s affairs are governed by Parent’s M&A, the Irish Companies Act, and the corporate law of Ireland.

Ordinary Shares

General. The issued and paid-up share capital of Parent is $116,925,589 representing 10,993,772 Class A Ordinary Shares and 2,125,000 Class B Ordinary Shares (collectively “Parent Ordinary Shares”). In addition, Parent holds €25,000 worth of deferred ordinary shares in Parent as treasury shares.

Dividends. The holders of Parent Ordinary Shares are entitled to such dividends as may be declared by Parent’s board of directors. Dividends may be declared and paid out of the funds legally available therefor. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Irish Companies Act.

Voting Rights. Each Class A Ordinary Share and each Class B Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of Parent. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Parent Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding ordinary shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Class A Ordinary Shares and Class B Ordinary Shares (for as long as there are any Class B Ordinary Shares outstanding) shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to Parent’s M&A to be in effect assuming approval of all of the charter proposals and upon consummation of the Transactions.

Additionally, for so long as not less than an aggregate of 1,700,000 Class B Ordinary Shares continue to be beneficially owned by the former Fusion Fuel Shareholders, the written consent or affirmative vote of the holders of a majority of the outstanding Class B Ordinary Shares shall be required before Parent can carry out any of the following actions:

●	liquidate, dissolve, or wind-up the business and affairs of Parent;

●	effect any merger or consolidation in which Parent is a constituent party or a subsidiary of Parent is a constituent party if Parent issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving Parent or a subsidiary in which the shares of capital stock of Parent outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation);

48

●	sell, lease, transfer, exclusively license or otherwise dispose, in a single transaction or series of related transactions, by Parent or any subsidiary of Parent of all or substantially all the assets of Parent and any subsidiary, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of Parent if substantially all of the assets of Parent and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of Parent;

●	permit the sale of all or substantially all of the Class A Ordinary Shares and Class B Ordinary Shares to an independent third party or group;

●	amend, alter, or repeal any provisions of Parent’s M&A;

●	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or equity securities convertible into capital stock of Parent;

●	expand or otherwise alter the size of the board of directors of Parent or Fusion Fuel Portugal; and

●	remove any member of the board of directors of Fusion Fuel Portugal.

Transfer of Ordinary Shares. Subject to the restrictions contained in the Amended Stock Escrow Agreement, and as otherwise set forth in the Business Combination Agreement, and the lock-up restrictions contained in the Business Combination Agreement with respect to the Parent securities issued to the former Fusion Fuel Shareholders in the Share Exchange and the lock-up restrictions applicable to shares issued to directors as part of their compensation, and subject to any further restrictions contained in Parent’s M&A and the Irish Companies Act, any Parent shareholder may transfer all or any of his or her Parent Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by Parent’s board of directors.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Parent Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If Parent’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Parent’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of the shareholders or, if the board of directors fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of Parent. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with Parent’s M&A and the Irish Companies Act. Unanimous consent of the holders of the Class A Ordinary Shares and the Class B Ordinary Shares (for as long as there are any Class B Ordinary Shares outstanding) shall be required before the shareholders may act by way of written resolution without a meeting.

Warrants

General. An aggregate of 8,869,633 Warrants are currently outstanding. Warrants that were automatically adjusted pursuant to the terms of the Old HL Warrants issued to certain former shareholders of HL in private placements prior to HL’s initial public offering, Warrants that were automatically adjusted pursuant to the terms of the Old HL Warrants issued to the former convertible noteholders of HL upon conversion of such notes in connection with the Merger, and Warrants issued to the former Fusion Fuel Shareholders in the Share Exchange, in each case until transferred to a third party, (i) will not be redeemable by Parent, (ii) may be exercised for cash or on a cashless basis at the holder’s option as long as such warrants are held by the initial holders or their affiliates or permitted transferees, and (iii) are subject to a lockup for a period of 12 months from the closing of the Transactions.

49

Exercisability. Each Warrant entitles the registered holder to purchase one Class A Ordinary Share.

Exercise Price. $11.50 per share, subject to adjustment.

The exercise price and number of Class A Ordinary Shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Class A Ordinary Shares at a price below the Warrant exercise price.

Exercise Period. The Warrants are exercisable at any time and from time to time until 5:00 p.m., New York City time on December 10, 2025, or earlier upon their redemption.

No Warrants will be exercisable for cash unless Parent has an effective and current registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to such Class A Ordinary Shares. Notwithstanding the foregoing, in certain circumstances described in more detail in the Amended and Restated Warrant Agreement, Warrant holders may exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Class A Ordinary Shares for the five (5) trading days ending on the trading day prior to the date of exercise.

Parent has agreed to use its best efforts to file and have an effective registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants, to maintain a current prospectus relating to those Class A Ordinary Shares until the earlier of the date the Warrants expire or are redeemed and the date on which all of the Warrants have been exercised, and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available. However, there is no assurance that Parent will be able to do so and, if Parent does not maintain a current prospectus relating to the Class A Ordinary Shares issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants for cash and Parent will not be required to net cash settle or cash settle the Warrant exercise.

Redemption of Warrants. Parent may call the Warrants for redemption (excluding (i) certain Old HL Warrants issued to the former shareholders of HL in private placements prior to HL’s initial public offering which were automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants, (ii) certain Old HL Warrants issued to the former convertible noteholders of HL upon conversion of such notes in connection with the Merger and which were subsequently automatically adjusted into Warrants pursuant to the terms of the Old HL Warrants, and (iii) certain Warrants issued to the former Fusion Fuel Shareholders in the Share Exchange, in each case, so long as such Warrants are held by such persons or their affiliates and certain permitted transferees), in whole and not in part, at a price of $0.01 per Warrant:

●	at any time after the Warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such Warrants.

50

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for the Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If Parent calls the Warrants for redemption as described above, Parent’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Ordinary Shares for the five (5) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

Registered Form. The Warrants will be held in registered form under the Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Parent. The Amended and Restated Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

Manner of Exercise. The Warrants may be exercised upon surrender of the holder’s Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to Parent, for the number of Warrants being exercised.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing warrant holder would not be able to exercise its Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Class A Ordinary Shares outstanding.

No Rights as a Shareholder. The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their Warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Class A Ordinary Share held of record on all matters to be voted on by holders of Class A Ordinary Shares.

No Fractional Shares. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, Parent will, upon exercise, round up to the nearest whole number the number of Class A Ordinary Shares to be issued to the warrant holder.

Transfer Agent and Registrar

Parent’s transfer agent and warrant agent is Continental Stock Transfer & Trust Company. Parent’s registrar is Link Group.

Listing

The Class A Ordinary Shares and Warrants are listed on the Nasdaq Global Market under the symbols “HTOO” and “HTOOW”, respectively.

51

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Fusion Fuels’ M&A, subject to the provisions of and so far as may be permitted by the Companies Act, every person who is or was a director, officer or employee of Fusion Fuel, and each person who is or was serving at the request of Fusion Fuel as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by Fusion Fuel against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of Fusion Fuel or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Companies Act prescribes that such an indemnity only permits a company to indemnify any officer against any liability incurred by him or her (i) in defending proceedings where judgment is given in any civil or criminal action in his or her favour or in which he or she is acquitted, (ii) in connection with any proceedings for negligence, default, breach of duty or breach of trust against the officer where an Irish court grants relief because it appears to the court that the officer in question is or may be liable in respect of the negligence, default, breach of duty or breach of trust but that he or she acted honestly and reasonably and should therefore be granted relief from such liability or (iii) in connection with an application made by the officer to be relieved of liability in respect of a claim that the officer apprehends will be made against him or her in respect of any negligence, default, breach of duty or breach of trust, if such relief is granted to the officer by the court.

Fusion Fuel is permitted under its M&A and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

Fusion Fuel has entered into deeds of indemnity with its directors and executive officers. Given the director indemnification limitations arising under Irish law, Fusion Fuel’s subsidiary, Fusion Fuel Portugal, S.A. (“Fusion Fuel Portugal”), has also entered into such deeds of indemnity. These agreements, among other things, require Fusion Fuel and Fusion Fuel Portugal to jointly and severally indemnify Fusion Fuel’s directors and executive officers as well as Fusion Fuel Portugal’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Fusion Fuel’s or Fusion Fuel Portugal’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Fusion Fuel’s or Fusion Fuel Portugal’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fusion Fuel pursuant to the foregoing provisions, Fusion Fuel has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon pass upon certain legal matters for us with respect to the offering of our securities. Arthur Cox LLP, Dublin, Ireland, will pass upon the validity of the securities offered in this prospectus and on matters of Irish law.

52

EXPERTS

The consolidated financial statements of Fusion Fuel Green plc as of December 31, 2021, 2020 and 2019, for the period from July 25, 2018 to December 31, 2018, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Chartered Accountants, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with (a) the offer and sale by us pursuant to the registration statement of which this prospectus is a part of (i) 6,640,636 Class A Ordinary Shares issuable upon the exercise of Warrants, which Warrants were automatically adjusted pursuant to the terms of the Old HL Warrants, which were previously registered on the Form F-4 and (ii) up to an aggregate of 3,762,000 Class A Ordinary Shares issuable upon the exercise of the Transferred Warrants, and (b) the offer and sale of our securities by the Selling Securityholders pursuant to the registration statement of which this prospectus is a part. With the exception of the SEC registration fee, all amounts are estimates.

US$
SEC registration fee	17,372
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Printing expenses	1,000
Total	83,372

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. We are an Irish company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Ireland would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC as further described below. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

53

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 2, 2022;

●	our reports on Form 6-K filed with the SEC on March 3, 2022 and January 3, 2022; and

●	the description of our securities contained in our Shell Company Report on Form 20-F filed with the SEC on December 17, 2020.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Fusion Fuel Green plc, Attn: Mr. Frederico Figueira de Chaves, Chief Financial Officer, The Victorians, 15-18 Earlsfort Terrace, Saint Kevin’s Dublin 2, D02 YX28, Ireland. Such documents may also be accessed free of charge on our website at www.fusion-fuel.eu.

54

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Pursuant to the Fusion Fuels’ M&A, subject to the provisions of and so far as may be permitted by the Companies Act, every person who is or was a director, officer or employee of Fusion Fuel, and each person who is or was serving at the request of Fusion Fuel as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by Fusion Fuel against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of Fusion Fuel or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Companies Act prescribes that such an indemnity only permits a company to indemnify any officer against any liability incurred by him or her (i) in defending proceedings where judgment is given in any civil or criminal action in his or her favour or in which he or she is acquitted, (ii) in connection with any proceedings for negligence, default, breach of duty or breach of trust against the officer where an Irish court grants relief because it appears to the court that the officer in question is or may be liable in respect of the negligence, default, breach of duty or breach of trust but that he or she acted honestly and reasonably and should therefore be granted relief from such liability or (iii) in connection with an application made by the officer to be relieved of liability in respect of a claim that the officer apprehends will be made against him or her in respect of any negligence, default, breach of duty or breach of trust, if such relief is granted to the officer by the court.

Fusion Fuel is permitted under its M&A and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers and employees.

Fusion Fuel has entered into deeds of indemnity with its directors and executive officers. Given the director indemnification limitations arising under Irish law, Fusion Fuel’s subsidiary, Fusion Fuel Portugal, S.A. (“Fusion Fuel Portugal”), has also entered into such deeds of indemnity. These agreements, among other things, require Fusion Fuel and Fusion Fuel Portugal to jointly and severally indemnify Fusion Fuel’s directors and executive officers as well as Fusion Fuel Portugal’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such director or executive officer in any action or proceeding arising out of their services as one of Fusion Fuel’s or Fusion Fuel Portugal’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Fusion Fuel’s or Fusion Fuel Portugal’s request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fusion Fuel pursuant to the foregoing provisions, Fusion Fuel has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9.	Exhibits.

The exhibits filed herewith or incorporated by reference herein are listed in the Exhibit Index below.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

II-1

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§ 249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Estoril, Portugal, on the 29th day of July, 2022.

FUSION FUEL GREEN plc

By:	/s/ Frederico Figueira de Chaves
Frederico Figueira de Chaves
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederico Figueira de Chaves as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this proxy statement/prospectus and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Frederico Figueira de Chaves	Chief Financial Officer and Director	July 29, 2022
	Frederico Figueira de Chaves	(Principal Executive, Financial, and Accounting Officer)

By:	/s/ João Teixeira Wahnon	Director	July 29, 2022
João Teixeira Wahnon

By:	/s/ Jeffrey E. Schwarz	Director	July 29, 2022
Jeffrey E. Schwarz

By:	/s/ Jaime Silva	Director	July 29, 2022
Jaime Silva

By:	/s/ Rune Magnus Lundetrae	Director	July 29, 2022
Rune Magnus Lundetrae

By:	/s/ Alla Jezmir	Director	July 29, 2022
Alla Jezmir

By:	/s/ Theresa Jester	Director	July 29, 2022
Theresa Jester

II-5

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Fusion Fuel Green PLC has signed this registration statement or amendment thereto in New York, NY, on the 29th day of July, 2022.

By:	/s/ Jeffrey E. Schwarz
Name:	Jeffrey E. Schwarz
Title:	Authorized representative

II-6

EXHIBIT INDEX

Exhibit No.	Description	Included	Form	Filing Date
2.1†	Amended and Restated Business Combination Agreement.	By Reference	F-4/A	November 5, 2020
3.1	Memorandum and Articles of Association of Fusion Fuel Green plc.	By Reference	20-FR12B	December 17, 2020
4.1	Specimen Class A Ordinary Share Certificate of Fusion Fuel Green plc.	By Reference	F-4/A	October 9, 2020
4.2	Specimen Warrant Certificate of Fusion Fuel Green plc.	By Reference	F-4/A	October 9, 2020
4.3.1	Novation Agreement between HL Acquisitions Corp., Fusion Fuel Green plc, and Continental Stock Transfer & Trust Company.	By Reference	20-FR12B	December 17, 2020
4.3.2	Amended and Restated Warrant Agreement between Fusion Fuel Green plc and Continental Stock Transfer & Trust Company.	By Reference	20-FR12B	December 17, 2020
5.1	Opinion of Graubard Miller	Previously Filed	F-1/A	January 27, 2021
5.2	Opinion of Arthur Cox LLP	Previously Filed	F-1/A	January 27, 2021
10.1	Form of Indemnification Agreement with Fusion Fuel Green plc’s directors and executive officers.	By Reference	F-4/A	November 5, 2020
10.2	Form of Managing Agreement between Fusion Welcome – Fuel, S.A. and its executive officers.	By Reference	F-4	August 12, 2020
10.3	Amended and Restated Stock Escrow Agreement between HL Acquisitions Corp., Fusion Fuel Green plc, certain former shareholders of HL Acquisitions Corp., and Continental Stock Transfer & Trust Company, dated December 10, 2020.	By Reference	20-FR12B	December 17, 2020
10.4	Amended and Restated Registration Rights Agreement between HL Acquisitions Corp., Fusion Fuel Green plc, certain former shareholders of HL Acquisitions Corp., EarlyBirdCapital, Inc., and certain former shareholders of Fusion Welcome – Fuel, S.A., dated December 10, 2020.	By Reference	20-FR12B	December 17, 2020
10.5	Indemnification Escrow Agreement between Fusion Fuel Green plc, Fusion Welcome – Fuel, S.A., Fusion Welcome, S.A., HL Acquisitions Corp., Jeffrey Schwarz, and Continental Stock Transfer & Trust Company, dated December 10, 2020.	By Reference	20-FR12B	December 17, 2020
10.6±	English Translation of Contract of Disposal of Intellectual Property between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated September 13, 2018.	By Reference	F-4/A	September 21, 2020
10.7	English Translation of Amendment to Contract of Disposal of Intellectual Property, between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated May 22, 2020.	By Reference	F-4/A	October 9, 2020
10.8±	English Translation of Production Capacity Reservation, between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated June 1, 2020.	By Reference	F-4/A	September 21, 2020
10.9	Sub-Lease Agreement, between Fusion Welcome – Fuel, S.A. and MagP Invocao, S.A., dated September 25, 2020.	By Reference	F-4/A	October 9, 2020
10.10	Special Eligibility Agreement for Securities, dated as of December 10, 2020, among the Depository Trust Company, Cede & Co., National Securities Clearing Corporation, Fusion Fuel Green plc, and Continental Stock Transfer & Trust Company.	By Reference	F-4/A	November 5, 2020
10.11	Form of Subscription Agreement of Fusion Fuel Green plc.	By Reference	F-4/A	October 9, 2020
10.12±	Form of Non-Executive Director Appointment Letter.	By Reference	F-4/A	October 29, 2020
21.1	List of Subsidiaries.	By Reference	20-FR12B	December 17, 2020
23.1	Consent of KPMG	Herewith	--	--
23.2	Consent of Graubard Miller (included in Exhibit 5.1)	Previously Filed	F-1/A	January 27, 2021
23.3	Consent of Arthur Cox LLP (included in Exhibit 5.2)	Previously Filed	F-1/A	January 27, 2021

†	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.
±	Certain confidential information contained in this agreement has been omitted because it is not material and would be competitively harmful if publicly disclosed.

II-7